Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CREDIT AGREEMENT

among

Riot DC Logistics, LLC
as the Borrower,

The Several Lenders

from Time to Time Party Hereto

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent,

Dated as of August 10, 2026

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS1

Section 1.1 Defined Terms. 1

Section 1.2 Other Definitional Provisions.25

Section 1.3 Timing of Payment or Performance. 26

Section 1.4 Currency Equivalents Generally. 26

Section 1.5 Other Defined Terms. 26

Section 1.6 Divisions. 28

Section 1.7 Benchmark Replacement. 28

SECTION 2. LOANS28

Section 2.1 Loans.28

Section 2.2 Pro Rata Shares; Availability of Funds.29

Section 2.3 Use of Proceeds. 30

Section 2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.30

Section 2.5 Interest on Loans.31

Section 2.6 [Reserved].32

Section 2.7 Default Interest. 32

Section 2.8 Fees.32

Section 2.9 Conversion/Continuation.33

Section 2.10 Voluntary Prepayments.34

Section 2.11 Mandatory Prepayments.35

Section 2.12 Application of Prepayments/Reductions. 35

Section 2.13 General Provisions Regarding Payments.36

Section 2.14 Ratable Sharing. 36

Section 2.15 Making or Maintaining SOFR Loans.37

Section 2.16 Increased Costs; Capital Requirements.39

Section 2.17 Taxes.40

Section 2.18 Obligation to Mitigate. 44

Section 2.19 Removal or Replacement of a Lender. 44

-i-

Page

Section 2.20 Benchmark Replacement Setting.45

Section 2.21 Termination and Reduction of Commitments.47

SECTION 3. REPRESENTATIONS AND WARRANTIES49

Section 3.1 No Change. 49

Section 3.2 Existence; Compliance with Law. 49

Section 3.3 Power; Authorization; Enforceable Obligations. 49

Section 3.4 No Legal Bar. 50

Section 3.5 No Material Litigation. 50

Section 3.6 No Default. 50

Section 3.7 Ownership of Property; Liens.50

Section 3.8 Intellectual Property50

Section 3.10 Outbound Investment Regulations51

Section 3.11 Labor Matters. 51

Section 3.12 ERISA. 51

Section 3.13 Investment Company Act. 51

Section 3.14 Subsidiaries.51

Section 3.15 Use of Proceeds. 51

Section 3.16 Environmental Matters. 52

Section 3.17 Accuracy of Information, Etc. 52

Section 3.18 Security Documents. 53

Section 3.19 Solvency. 53

Section 3.20 Anti-Money Laundering and Anti-Corruption Laws; Sanctions.53

Section 3.21 Insurance. 54

Section 3.22 [Reserved].55

Section 3.23 [Reserved].55

Section 3.24 Material Project Contracts.55

SECTION 4. CONDITIONS PRECEDENT55

Section 4.1 Closing Date. 55

Section 4.2 Each Borrowing of Loans57

SECTION 5. AFFIRMATIVE COVENANTS59

-ii-

Page

Section 5.1 [Reserved].59

Section 5.2 Certificates; Other Information.59

Section 5.3 Payment of Taxes. 60

Section 5.4 Conduct of Business and Maintenance of Existence; Compliance with Law61

Section 5.6 Inspection of Property; Books and Records; Discussions.61

Section 5.7 Notices. 62

Section 5.8 Environmental Laws.63

Section 5.9 Plan Compliance. 64

Section 5.10 Use of Proceeds. 64

Section 5.11 Anti-Money Laundering and Anti-Corruption Laws; Sanctions. 64

Section 5.12 Future Subsidiaries; Further Assurances.64

Section 5.13 Project Accounts.65

Section 5.14 Obtain and Maintain Governmental Authorizations. 65

Section 5.15 [Reserved].66

Section 5.16 Material Project Contracts. 66

Section 5.17 Backstop Agreement. 70

SECTION 6. NEGATIVE COVENANTS66

Section 6.1 Limitation on Indebtedness. 66

Section 6.2 Limitation on Liens. 67

Section 6.3 Limitation on Fundamental Changes. 70

Section 6.4 Limitation on Disposition of Property. 70

Section 6.5 Limitation on Restricted Payments. 70

Section 6.6 Limitation on Investments. 71

Section 6.7 Limitation on Modifications of Organizational Documents. 72

Section 6.8 Limitation on Transactions with Affiliates. 72

Section 6.9 Limitation on Sales and Leasebacks. 72

Section 6.10 Limitation on Changes in Fiscal Periods. 72

Section 6.11 Limitation on Negative Pledge Clauses. 73

Section 6.12 Limitation on Restrictions on Subsidiary Distributions; Partnerships, Formation of Subsidiaries. 73

Section 6.13 Limitations Regarding the Backstop Agreement. 73

-iii-

Page

Section 6.14 Plans. 74

Section 6.15 Outbound Investment Regulations. 74

Section 6.16 Speculative Transactions. 74

Section 6.17 Nature of Business. 74

SECTION 7. EVENTS OF DEFAULT74

Section 7.1 Events of Default. 75

Section 7.2 Application of Proceeds. 77

SECTION 8. THE ADMINISTRATIVE AGENT78

Section 8.1 Appointment and Authority.78

Section 8.2 Rights as a Lender. 79

Section 8.3 Exculpatory Provisions. 79

Section 8.4 Reliance by Administrative Agent. 81

Section 8.5 Delegation of Duties.81

Section 8.6 Resignation of Administrative Agent. 82

Section 8.7 Non-Reliance on Administrative Agent and Other Lenders. .82

Section 8.8 [Reserved].83

Section 8.9 Administrative Agent May File Proofs of Claim. 83

Section 8.10 Withholding Taxes. 84

Section 8.11 Return of Certain Payments.84

Section 8.12 ERISA.87

Section 8.13 Compliance with Applicable Anti-Terrorism and Money Laundering Regulations. 89

SECTION 9. MISCELLANEOUS89

Section 9.1 Amendments and Waivers.89

Section 9.2 Notices. 92

Section 9.3 No Waiver; Cumulative Remedies. 93

Section 9.4 Survival of Representations and Warranties. 94

Section 9.5 Payment of Expenses; Indemnification.94

Section 9.6 Successors and Assigns; Participations and Assignments.96

Section 9.7 Set-off. 99

Section 9.8 Counterparts. 100

-iv-

Page

Section 9.9 Severability. 100

Section 9.10 Integration. 100

Section 9.11 GOVERNING LAW. 100

Section 9.12 Submission To Jurisdiction; Waivers. 101

Section 9.13 Acknowledgments. 101

Section 9.14 Confidentiality. 102

Section 9.15 Accounting Changes. 103

Section 9.16 WAIVERS OF JURY TRIAL. 103

Section 9.17 Conversion of Currencies.104

Section 9.18 USA PATRIOT ACT. .104

Section 9.19 Payments Set Aside. 104

Section 9.20 Termination of Credit Agreement.105

Section 9.21 Time.105

Section 9.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.105

Section 9.23 Acknowledgement Regarding Any Supported QFCs. 106

Section 9.24 Scope of Liability. 106

Section 9.25 Releases of Collateral. 107

Section 9.26 Interest Rate Limitation. 107

-v-

SCHEDULES:

1.1Commitments

1.3Project

1.4Project Accounts

1.5Material Project Contracts

6.1Indebtedness

EXHIBITS:

A	Form of Assignment and Acceptance
B	Form of Note
C	Form of Funding Notice
D-1	Form of U.S. Tax Compliance Certificate
D-2	Form of U.S. Tax Compliance Certificate
D-3	Form of U.S. Tax Compliance Certificate
D-4	Form of U.S. Tax Compliance Certificate
E	Backstop Agreement
F	Form of Conversion/Continuation Notice

Appendix A	Notice Addresses

-vi-

CREDIT AGREEMENT, dated as of August 10, 2026 among Riot DC Logistics, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”), and MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as administrative agent (in such capacity, together with any successor appointed in accordance with Section 8.6, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, capitalized terms used in these recitals and not otherwise defined shall have the respective meanings set forth for such terms in Section 1.1;

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of delayed draw term loans to the Borrower in an aggregate principal amount of $573,000,000 (the “Term Loan Facility”);

WHEREAS, the Lenders have agreed to extend the Term Loan Facility to the Borrower on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS
Section 1.1Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Account Control Agreement”: with respect to each Project Account, an agreement executed by the Borrower, the Administrative Agent and the relevant financial institution pursuant to which the Administrative Agent obtains control (within the meaning of the UCC) of such Project Account, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Adjusted Term SOFR”:  for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent”:  as defined in the preamble hereto.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agent”:  the Administrative Agent.

“Agreement”:  this Credit Agreement.
“[***]”:  [***].
“Applicable Margin”:  a rate per annum equal to (a) with respect to Loans that are Base Rate Loans, 1.75%, and (b) with respect to Loans that are SOFR Loans, 2.75%.
“Asset Sale”:  any Disposition of Property constituting Collateral or series of substantially related Dispositions of Property constituting Collateral (other than Capital Stock of any Person issued in any equity offering) which yields gross proceeds to the Borrower or any of its Subsidiaries, other than Dispositions pursuant to Section 6.4(a), (c) or (d).  For the avoidance of doubt, no Disposition of Property other than Property constituting Collateral shall constitute an Asset Sale.
“Assignment and Acceptance”:  an agreement substantially in the form of Exhibit A.
“Available Tenor”: as of any date of determination and with respect to the then current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).
“Availability Period”: the period commencing on the Closing Date and ending on the date that is the earlier of (a) one (1) Business Day prior to the Maturity Date and (b) the date on which the Commitments are terminated in full pursuant to the terms of this Agreement.
“Backstop Agreement”:  [***].
“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”:  (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code”: Title 11 of the United States Code.
“Base Rate”:  for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of (i)  Adjusted Term SOFR (after giving effect to the Floor) for a one-month tenor in effect on such day plus (ii) 1.00%; provided, however, that notwithstanding the foregoing, the Base Rate shall at no time be less than 1.00% per annum.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.
“Base Rate Loans”:  Loans for which the applicable rate of interest is based on the Base Rate.
“Base Rate Term SOFR Determination Day”: has the meaning assigned to it in the definition of “Term SOFR”.
“Benchmark”: initially, the Term SOFR Reference Rate; provided that, if a replacement of the Benchmark has occurred pursuant to Section 2.20, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.  Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement”: with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)	Daily Simple SOFR, or
(b)	the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”:  with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date”:  with respect to the then-current Benchmark:
(a)	in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)	in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”:  the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”:  the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.
“Beneficial Ownership Certification”:  a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”:  31 C.F.R. § 1010.230.
“Benefit Plan”:  any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate”:  of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”:  as defined in the preamble hereto.
“Borrowing”:  a group of Term Loans of a single Type, and made on a single date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Business Day”:  any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
“Capital Lease”:  subject to the provisions of the definition of GAAP, any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP.

“Capital Lease Obligations”:  subject to the provisions of the definition of GAAP, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding debt convertible or exchangeable into such capital stock or equivalent ownership interests.
“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000 as of the date of acquisition thereof; (c) commercial paper of an issuer rated in the United States at least A-2 by S&P or P-2 by Moody’s as of the date of acquisition thereof or an equivalent thereof by any other nationally recognized rating agency as of the date of acquisition thereof, if both named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States government or any agency thereof; (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s as of the date of acquisition thereof; (f) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest in assets substantially all of which satisfy the requirements of clauses (a) through (f) of this definition.  With respect to any investments made in a country outside of the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses (or reasonably equivalent ratings from comparable foreign rating agencies) and (ii) other short-term investments used in accordance with normal investment practices for cash management in investments reasonably analogous to the foregoing investments described in clauses (a) through (g) above and in this sentence.
“Change in Law”:  the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented or issued.
“Change of Control”:  Riot shall cease to hold directly or indirectly 100% of the voting interests in the Capital Stock of the Borrower.
“Closing Date”: August 10, 2026.
“Code”:  the Internal Revenue Code of 1986, as amended.
“Collateral”:  the Grantor Collateral (as defined in the Pledge and Security Agreement) and all other property upon which a Lien is purported to be created by the Pledge and Security Agreement or any other Loan Document.
“Commitment”: the commitment of a Lender to make Loans to the Borrower from time to time during the Availability Period, and “Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Commitment as of the Closing Date is set forth in Schedule 1.1.  The aggregate amount of the Commitments as of the Closing Date is $573,000,000.  The Commitments shall automatically and permanently reduce by the amount of each Loan made hereunder and shall terminate in full on the Maturity Date (or, if earlier, upon the occurrence of an Event of Default and acceleration of the Loans pursuant to Section 7.1).
“Commodity Exchange Act”:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes any Credit Party and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Conforming Changes”: with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent reasonably determines in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines in consultation with the Borrower that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines in consultation with the Borrower that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Control Investment Affiliate”:  as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Conversion/Continuation Date”:  the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice”:  a Conversion/Continuation Notice substantially in the form of Exhibit F.
“Covered Entity”:  any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Parties”:  the collective reference to the Borrower and the Guarantors.
“Daily Simple SOFR”:  for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent reasonably determines in consultation with the Borrower that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws”:  the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default”:  any of the events or conditions specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender”: subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that (i) has become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, trustee, conservator, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposit Account”: has the meaning given to such term in the UCC.
“Disposition”:  with respect to any Property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer, exchange or other disposition thereof (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”:  with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, merger, consolidation, amalgamation, liquidation or asset sale (collectively, a “Fundamental Change”) so long as any rights of the holders thereof upon the occurrence of such Fundamental Change shall be subject to the satisfaction of the Termination Conditions), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), in whole or in part (except as a result of a Fundamental Change so long as any rights of the holders thereof upon the occurrence of such Fundamental Change shall be subject to the satisfaction of the Termination Conditions), (c) provides for the scheduled payment of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for such Capital Stock having been issued to any plan for the benefit of, or to, present or former directors, officers, consultants or employees that is required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations as a result of such director’s, officer’s, consultant’s, or employee’s termination, resignation, retirement, death or disability, in each case, shall not constitute Disqualified Capital Stock.
“Disqualified Lenders”:  (a) any Person identified in writing to the Administrative Agent on or prior to the Closing Date, (b) any Affiliate of any Person described in clause (a) above that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person, and (c) any other Affiliate of any Person described in clause (a) above that is identified in a written notice to the Administrative Agent.
“Dollars” and “$”:  dollars in lawful currency of the United States of America.
“EEA Financial Institution”:  (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environment”:  ambient air, indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, sediments and natural resources such as wetlands, flora and fauna.

“Environmental Claim”:  any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with the Release of, or exposure to, any Hazardous Materials; or (c) in connection with any actual or alleged damage, injury, threat, or harm to the Environment.
“Environmental Laws”:  any and all applicable Laws regulating, relating to or imposing liability or standards of conduct concerning protection or regulation of the Environment, human health or safety in connection with exposure to Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect and including the common law insofar as it relates to any of the foregoing.
“Environmental Permits”:  any and all Permits required under, or issued pursuant to, any Environmental Law and including the common law insofar as it relates to any of the foregoing.
“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Abandonment”: all of the operations of any Credit Party in connection with the procurement of Project Equipment and/or the Project shall have been abandoned for a period of at least ninety (90) consecutive days (it being acknowledged that a Recovery Event, a force majeure event, or any other event which is not caused by a Credit Party shall be deemed to not be an “Event of Abandonment”).
“Event of Default”:  any of the events or conditions specified in Section 7.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act”:  the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Tax”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:  (i) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case (x) imposed on such Recipient as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, applicable lending office located in, the jurisdiction of the Governmental Authority imposing such Tax (or any political subdivision thereof), or (y) that are Other Connection Taxes; (ii) Taxes imposed on such Recipient that are attributable to such Recipient’s failure to comply with the requirements of clause (f), (g), (h), (i) or (j) of Section 2.17; (iii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (x) such Lender acquires such interest in the applicable Loan or Commitment (in each case, other than pursuant to an assignment request by the Borrower under Section 2.19) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment hereto or to such Lender immediately before it changed its lending office; and (iv) Taxes that are imposed pursuant to FATCA.
“Expense Item Invoice”: has the meaning specified in the Backstop Agreement.
“Expense Items”: has the meaning specified in the Backstop Agreement.
“Expense Reimbursement”: any payment to the Borrower or any of its Subsidiaries from or on behalf of [***] pursuant to the terms of the Backstop Agreement.
“Expense Reimbursement Payment Date”: the date upon which the Borrower or any of its Subsidiaries receives the full amount of the Expense Reimbursement.
“Expiration Date”: has the meaning specified in the Backstop Agreement (for the avoidance of doubt, giving effect to any extension thereunder).
“FASB”:  the Financial Accounting Standards Board.
“FATCA”:  Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any fiscal or regulatory legislation or administrative rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.
“Federal Funds Effective Rate”:  for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fee and Equipment Purchaser Notice”: has the meaning specified in the Backstop Agreement.
“Floor”: 0.00%.
“Fundamental Change”: has the meaning given to such term in the definition of “Disqualified Capital Stock.”
“Funding Notice”:  a notice substantially in the form of Exhibit C.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time; provided that (a) the adoption of ASU 2016-02 shall be ignored for purposes of this Agreement such that (i) Capital Lease Obligations shall specifically exclude any operating lease liabilities (regardless of whether such operating leases were in effect on the date ASU 2016-02 was adopted or were entered into thereafter or after the Closing Date) under GAAP as in effect immediately prior to the adoption of ASU 2016-02 and (ii) related operating lease assets shall similarly not be considered Capital Lease Obligations and continue to be treated as operating lease assets, and (b) if at any time the obligations of any Person in respect of an operating lease are otherwise required to be characterized or recharacterized as capital or finance lease obligations as a result of a change in GAAP after the Closing Date, then for purposes hereof such Person’s obligations under such operating lease shall not, notwithstanding such characterization or recharacterization, be deemed Capital Lease Obligations.
“Governmental Authority”:  any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, authority, court, central bank, agency, regulatory body or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supranational bodies such as the European Union or the European Central Bank).
“Governmental Authorization”: any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.
“Guarantee Agreement”:  the Guaranty, dated as of the Closing Date, between the Guarantors and the Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), (x) any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (y) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business, indemnification obligations incurred in the ordinary course of business or obligations in respect of indemnification, purchase price adjustments and earnouts incurred in connection with acquisitions and Dispositions permitted hereunder.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made, or if not stated or determinable, the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Guarantors”:  each Subsidiary of the Borrower and RPI AUS01-0H DC LLC, a Delaware limited liability company; provided that if the Backstop Agreement is assigned to an Affiliate of the Borrower in accordance with its terms, the term “Guarantors” shall be deemed to include such Affiliate.
“Hazardous Materials”:  any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any Environmental Law; or (b) can form the basis of any liability under any Environmental Law, including any Environmental Law relating to petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold.
“Hedge Agreements”:  (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master derivatives agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case entered into by any Credit Party.
“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (i) accounts payable and accrued expenses incurred in the ordinary course of such Person’s business, (ii) purchase price adjustment, earn-outs, holdbacks and contingent payment obligations to which the seller of such Property or services may become entitled; provided that, to the extent such payment is fixed and determinable and not otherwise contingent, the amount is paid within 90 days after the date such payment becomes fixed and determinable and not otherwise contingent, and (iii) obligations incurred under ERISA or deferred employee or director compensation and accruals for employee expenses or obligations (including workers’ compensation and retiree medical care); provided, further, for the avoidance of doubt, that retainage under construction contracts shall not be Indebtedness), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) the maximum amount of all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 7.1(e) only, all obligations of such Person in respect of Hedge Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.  For purposes of clause (j) above, the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.
“Indemnified Taxes”:  (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Credit Parties or [***] under any Loan Document or the Backstop Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Insolvency”:  with respect to any Multiemployer Plan, the condition that such “plan” is insolvent within the meaning of Section 4245 of ERISA.
“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, proprietary technology, proprietary know-how and proprietary processes, and all rights to sue at law or in equity for any infringement or other violation thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”:  (i) with respect to any Base Rate Loan, the last business day of each March, June, September and December and the Maturity Date and (ii) with respect to any

SOFR Loan, the last Business Day of each Interest Period thereafter and the Maturity Date; provided that if any such date is not a Business Day, the applicable Interest Payment Date shall be extended to the next succeeding Business Day; provided, further, that in the case of a SOFR Loan with an Interest Period of more than three months’ duration, the Interest Payment Date shall be each Business Day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such SOFR Loan.

“Interest Period”:  in connection with a SOFR Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last Business Day) in the calendar month that is one (1), three (3) or six (6) months thereafter, as the Borrower may elect; provided, however, that:

(i)if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a SOFR Loan that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period shall extend beyond the Maturity Date applicable to such Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interest Rate Determination Date”:  with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
“Interest Reserve Account”: a deposit or securities account established to deposit any Interest Reserve Deposit pursuant to this Agreement as designated by the Borrower from time to time.
“Investments”: as to any Person, any direct or indirect investment by such Person by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and other than trade credit established in the ordinary course of business and advances in the ordinary course of business that would be recorded as accounts receivable of such Person in accordance with GAAP) or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment outstanding at any time shall be the amount actually invested, reduced by any dividend, distribution, return of capital or repayment received by such Person in respect of the Investment, but otherwise without adjustment for subsequent increases or decreases in the value of, or write-ups, write-downs or write-offs with respect to, such Investment.
“Invoice Amount”:  with respect to any Borrowing, the amount of actual and documented, third-party out of pocket costs incurred, or to be incurred, by the Borrower in connection with any Expense Items, in each case as set forth in an Expense Item Invoice, which have been approved in accordance with (and to the extent required by) the terms of the Backstop Agreement as Expense Item for which [***] is required to make an Expense Reimbursement pursuant to the terms of the Backstop Agreement.
“Law”:  all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority.
“Lenders”:  as defined in the preamble hereto.
“Lien”:  any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, right of retention, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional or installment sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents”:  this Agreement, the Guarantee Agreement, the Security Documents and the Notes.
“Loans”:  the term loans made by the Lenders to the Borrower pursuant to Section 2.1(a).
“Material Adverse Effect”:  any circumstances or conditions that would have a material adverse effect on (a) the ability of the Borrower to perform its payment obligations under this Agreement or any other Loan Document, (b) the rights or remedies of the Administrative Agent and the Lenders under this Agreement or any other Loan Document, taken as a whole, or (c) the business, assets, properties, liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole.
“Material Environmental Amount”:  an amount or amounts payable by the Credit Parties (other than capital or operating costs incurred in the ordinary course of their respective businesses), individually or in the aggregate in excess of $5,000,000, for:  costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Hazardous Material or any condition relating to the Environment; and compensatory damages (including damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.
“Material Project Contracts”: (i) the Backstop Agreement, (ii) the Proposed Lease Agreement, and (iii) any other project agreements specified on Schedule 1.5.

“Maturity Date”: December 31, 2026; provided that if such date is not a Business Day, then the Maturity Date shall be the immediately succeeding Business Day.
“Moody’s”:  Moody’s Investors Service, Inc.
“Morgan Stanley”: as defined in the preamble hereto.
“Multiemployer Plan”:  a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which any Credit Party or any Commonly Controlled Entity has an obligation to make contributions or has any actual or contingent liability.
“Net Cash Proceeds” means the aggregate amount of (a) proceeds in respect of any issuance of Indebtedness or Capital Stock by any Credit Party or any of its Subsidiaries (other than the Loans) received by the Borrower or any of its Subsidiaries, (b) proceeds in respect of any Asset Sale by any Credit Party or any of its Subsidiaries received by any Credit Party or any of its Subsidiaries, (c) proceeds in respect of any Recovery Event by any Credit Party or any of its Subsidiaries received by any Credit Party or any of its Subsidiaries or (d) payments from [***] under the Backstop Agreement, as applicable, in each case, net of (i) the reasonable and documented costs, fees, and expenses (including, without limitation, any underwriting, brokerage or other customary selling commissions and legal, advisory and other fees and expenses, including survey, title and recording expenses and transfer taxes) in connection with such event incurred, paid or payable by any Credit Party or any of its Subsidiaries, (ii) Taxes incurred, paid or payable by any Credit Party or any of its Subsidiaries in connection with such event or any transactions to effectuate a payment under this Agreement as a result of such event and (iii) amounts reserved, in accordance with GAAP, against any liabilities associated with such transaction and retained by any Credit Party or any of its Subsidiaries after such transaction and related thereto.
“Non-Public Information”:  material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Credit Parties, Riot or their respective securities.
“Non-Reimbursement Notice”: has the meaning specified in the Backstop Agreement.
“Note”:  a promissory note substantially in the form of Exhibit B.
“Notice”:  a Funding Notice or a Conversion/Continuation Notice.
“Obligations”:  the collective reference to the unpaid principal of and interest and premium on the Loans, and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest, premium, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, premium, fees or expenses is allowed or allowable in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.
“Organizational Documents”: (a) with respect to any corporation, its certificate or articles of incorporation or organization and its bylaws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization, and its operating agreement.
“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”:  all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 2.19).
“Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“PATRIOT Act”:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Plan”:  a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party may have liability, including any liability by reason of such Credit Party’s (a) being jointly and severally liable for liabilities of any Commonly Controlled Entity in connection with such Pension Plan, (b) having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or (c) being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Periodic Term SOFR Determination Day”:  as defined in the definition of “Term SOFR.”
“Permit”:  any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, registration, notification, authorization,

franchise, privilege, grant, waiver, exemption and other similar concession or bylaw, rule or regulation of, by or from any Governmental Authority.
“Person”:  an individual, general partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Pledge and Security Agreement”:  the Pledge and Security Agreement, dated as of the Closing Date, between the Credit Parties and the Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Prime Rate”:  the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans in Dollars posted by at least 70% of the nation’s ten (10) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Principal Office”:  the Administrative Agent’s “Principal Office” as set forth in Section 9.2, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender.
“Pro Rata Share”:  with respect to the Term Loan Facility and any Lender holding Loans or Commitments, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender by (ii) the aggregate Term Loan Exposure of all Lenders.
“Project”: the data center facility more particularly described in Schedule 1.3.
“Project Accounts”: the Deposit Accounts or Securities Accounts set forth in Schedule 1.4, which accounts shall be subject to an effective Account Control Agreement.  “Project Accounts” include all monies on deposit in such Deposit Accounts or Securities Accounts and all certificates and instruments, if any, representing or evidencing such Deposit Accounts or Securities Accounts.
“Project Equipment”:  the LLE (as defined in the Backstop Agreement).
“Property”:  any right or interest in or to property of any kind whatsoever, whether real or immovable, personal or moveable or mixed and whether tangible or intangible, corporeal or incorporeal, including Capital Stock.
“Proposed Lease Agreement”: has the meaning specified in the Backstop Agreement.
“PTE”:  a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lenders”:  Lenders that do not wish to receive Non-Public Information with respect to the Credit Parties.

“Purchase Option”: The Borrower’s option to retain Expense Items, purchase orders, material or LLE (as defined in the Backstop Agreement) included in the Expense Items and take delivery thereof for its own benefit pursuant to Section 5.b.(1) of the Backstop Agreement.
“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“Recipient”:  (a) the Administrative Agent or (b) any Lender, as applicable.
“Recovery Event”: the actual receipt of any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding, in each case, relating to any Project Equipment or Material Project Contract of the Borrower or any of its Subsidiaries.
“Regulation D”:  Regulation D of the Board as in effect from time to time.
“Related Fund”:  with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an affiliate of such Lender.
“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release”:  any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment, or from, into or through any structure or facility.
“Relevant Governmental Body”:  the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Repayment Deadline”: has the meaning specified in the Backstop Agreement.
“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the notice requirement is waived.
“Required Amount”: as of any date, the aggregate amount of (i) interest payments due and payable on the Term Loan Facility and (ii) Undrawn Fees expected to accrue on the undrawn Commitments under the Term Loan Facility, in each case, over the next succeeding three-month period, calculated, in the case of clause (ii), based on the Commitments and Loans outstanding as of such date after giving pro forma effect to any proposed Loan to be funded on such date and any corresponding reduction in undrawn Commitments, and assuming that no additional Loans are funded and no Commitments are reduced or terminated during such three-month period.
“Required Lenders”:  one or more Lenders having or holding Loans and unused Commitments representing more than 50% of the sum of the aggregate Loans and aggregate unused Commitments of all Lenders (but, to the extent there is more than one Lender at such time,

“Required Lenders” will be determined by excluding the Loans and unused Commitments of any Defaulting Lender).
“Requirements of Law”:  as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority”:  an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”:  with respect to the Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, vice president, treasurer, assistant treasurer, controller, secretary, assistant secretary, board member or manager (or other person holding similar position) of the Borrower.
“Riot”: (i) Riot Platforms, Inc., a Nevada corporation or (ii) any successor ultimate parent company following any internal reorganization, restructuring, or similar transaction.
“S&P”:  S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC.
“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Secured Parties”: the Administrative Agent and the Lenders.
“Securities Account”: has the meaning given to such term in the UCC.
“Securities Act”:  the Securities Act of 1933, as amended.
“Security Documents”:  the Pledge and Security Agreement, the Account Control Agreements and all other security documents now or hereafter delivered to the Administrative Agent granting (or purporting to grant) a lien on any Property of any Person to secure the Obligations.
“SOFR”:  a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”:  the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing”:  as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan”:  a Loan bearing interest at a rate determined by reference to Adjusted Term SOFR.
“Solvent”:  with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary”:  as to any Person:  (a) any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned (i) by such Person, (ii) by such Person and one or more Subsidiaries of such Person, or (iii) by one or more Subsidiaries of such Person; or (b) any limited liability company, trust, partnership, joint venture or other Person as to which such Person, or one or more Subsidiaries of such Person, owns more than 50% of the voting ownership, equity or similar interest of such limited liability company, trust, partnership, joint venture or other Person, as the case may be (including, for the avoidance of doubt, any of the voting power to elect the board of directors of such limited liability company, trust, partnership, joint venture or other Person, as the case may be, as applicable).  Unless otherwise specified, references to “Subsidiaries” in this Agreement shall be references to Subsidiaries of a Credit Party.
“Supporting Assignment Documents”: has the meaning specified in the Backstop Agreement.
“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Exposure”:  with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided that, at any time prior to the making of the Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Commitment.
“Term Loan Facility”:  as defined in the recitals hereto.
“Termination Conditions”:  collectively, (a) the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations that are not then due and payable) and (b) the termination of the Commitments.
“Term SOFR”:
(a)	for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government

Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)	for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator”:  CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate”:  the forward-looking term rate based on SOFR.
“Transaction Documents”: collectively, (a) the Loan Documents and (b) the Material Project Contracts.
“Type”:  a Base Rate Loan or a SOFR Loan.
“UCC”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“UK Financial Institution”:  any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”:  the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unasserted Contingent Obligations”:  at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, any Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee at such time).
“U.S. Government Securities Business Day”:  any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”:  a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers”:  (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Other Definitional Provisions.
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Credit Parties not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall (subject to Section 9.15) have the respective meanings given to them under GAAP.

(c)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “or” has the inclusive meaning represented by the phrase “and/or”.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)As used herein and in the other Loan Documents, references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, refinancings, supplements or other modifications set forth herein or in any other Loan Document).  Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, supplemented or otherwise modified from time to time.
(f)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns.
Section 1.3Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Maturity Date”) or performance shall extend to the immediately succeeding Business Day.
Section 1.4Currency Equivalents Generally.  For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determination of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the exchange rate in effect on the Business Day immediately preceding the date of such transaction or determination and shall not be affected by subsequent fluctuations in exchange rates.
Section 1.5Other Defined Terms.  As used in this Agreement, the following terms shall have the respective meanings set forth in the described Sections.
Defined Term	Section
“Accounting Change”	9.15
“Affected Lender”	2.15(b)

Defined Term	Section
“Affected Loans”	2.15(b)
“Agent Parties”	9.2
“Aggregate Amounts Due”	2.14
“Agreement Currency”	9.17(b)
“Anti-Money Laundering Laws”	3.20(a)
“Applicable AML Law”	8.13
“Applicable Creditor”	9.17(b)
“Assignee”	9.6(c)
“Assignor”	9.6(c)
“Approved Expense Items”	4.2(d)
“Backstop Collection Account”	Schedule 1.4
“Borrower Materials”	9.2
“Charges”	9.26
“Corporate Parent”	6.5(b)
“Covered Party”	9.23
“Erroneous Payment”	8.11(a)
“Erroneous Payment Deficiency Assignment”	8.11(d)(i)
“Erroneous Payment Return Deficiency”	8.11(d)(i)
“Erroneous Payment Subrogation Rights”	8.11(e)
“FCPA”	3.20(b)
“Granting Lender”	9.6(f)
“Increased Cost Lender”	2.19
“Indemnified Liabilities”	9.5(a)
“Indemnitee”	9.5(a)
“Information”	9.14
“Intercompany Note”	Schedule 6.1
“Interest Reserve Deposit”	4.2(e)
“Judgment Currency”	9.17(b)
“Maximum Rate”	9.26
“MS Group”	8.3(h)
“Non-Consenting Lender”	2.19
“Non-Recourse Party”	9.24
“Participant”	9.6(b)
“Participant Register”	9.6(b)
“Payment Recipient”	8.11(a)
“Platform”	5.2(c)
“Private Side Information”	5.2(c)
“QFC Credit Support”	9.23
“Register”	2.4(b)
“Regulatory Authority”	9.14
“Replacement Lender”	2.19
“Restricted Payment”	6.5
“Sanctions”	3.20(c)
“SPC”	9.6(f)
“Supported QFC”	9.23

Defined Term	Section
“Terminated Lender”	2.19
“Transferee”	9.14
“U.S. Tax Compliance Certificate”	2.17(f)(iii)
“U.S. Special Resolution Regimes”	9.23
“Undrawn Fee”	2.8(b)

Section 1.6Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 1.7Benchmark Replacement.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 2.	LOANS
Section 2.1Loans.
(a)Term Loans.  Subject to the terms and conditions hereof, each Lender holding a Commitment, severally and not jointly, agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount not to exceed such Lender’s remaining unfunded Commitment at such time; provided that (A) each Borrowing of Loans by the Borrower shall be in a principal amount no greater than the Invoice Amount and (B) the proceeds of any Loans shall be used solely for the purposes set forth in Section 2.3. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10 and 2.11, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.  Each Lender’s Commitment shall be reduced immediately and without further action on the date of the applicable Borrowing by the principal amount of such Lender’s Loans made on such date after giving effect to the funding of such Lender’s Loans on such date.
(b)Borrowing Mechanics for Loans.
(i)To request a Borrowing, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than 12:00 p.m. on the date that is three (3) Business Days prior to the date of the applicable Borrowing (or such later time as may be acceptable to the Administrative Agent in its sole discretion).  Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed Borrowing.
(ii)Each Lender shall make its Loan in respect of such Borrowing available to the Administrative Agent not later than 4:00 p.m. (New York City time) on the date of such Borrowing, by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent.  Unless notified prior to 5:00 p.m. on the Business Day prior to the funding date that one or more conditions precedent specified herein have not been satisfied or waived, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the applicable date of Borrowing by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower.
Section 2.2Pro Rata Shares; Availability of Funds.
(a)Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares of such Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)Availability of Funds.  Unless the Administrative Agent shall have been notified by any Lender prior to the applicable date of any Borrowing that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loans requested on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such date.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, together with interest thereon, for each day from the applicable date of such Borrowing until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks.  If such corresponding amount is not in fact made available to the Administrative Agent forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Borrowing until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such duplicative interest paid by the Borrower for such period.  In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the date of such Borrowing, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount.  Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.3Use of Proceeds.  The proceeds of the Loans shall be applied by the Credit Parties to (a) pay (including deposits and progress payments) for the purchase of the Project Equipment, (b) pay (i) fees and expenses in connection with the foregoing clause (a) and this Agreement and (ii) other costs, fees and expenses, in each case, that constitute Expense Items to the extent covered by the Backstop Agreement, (c) to make Restricted Payments pursuant to Section 6.5(b) and (d) pay interest and fees on the Loans in accordance with the terms of this Agreement; provided, that, for the avoidance of doubt, no proceeds of the Loans shall be used for any other purpose not covered by the Backstop Agreement; provided further that nothing in this Section 2.3 shall be construed to prohibit the reimbursement of expenses incurred by an Affiliate of the Borrower that are reimbursable expenses pursuant to the Backstop Agreement.
Section 2.4Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the Obligations in respect of any Loans; and provided further, in the event of any inconsistency between the Register (as defined below) and any Lender’s records, the recordations in the Register (as defined below) shall govern.

(b)Register.  The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders (and each assignee thereof) and the Commitments and Loans (and related interest amounts) of each Lender from time to time (the “Register”).  The Register shall be available for inspection by the Borrower or any Lender (provided that any such Lender may only inspect any entry relating to such Lender’s Commitments and Loans) at any reasonable time and from time to time upon reasonable prior notice.  The Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans (and related interest amounts), as well as any assignments thereof, in accordance with the provisions of Section 9.6, and each repayment or prepayment in respect of the principal amount (and related interest amounts) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that any failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or the Obligations in respect of any Loan.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4.  The parties hereto shall treat each Person listed in the Register as the owner of the applicable Loan, notwithstanding notice to the contrary.  This Section 2.4(b) is intended to establish a “book entry system” within the meaning of Treasury regulation Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently with such intent.
(c)Notes.  If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender or its registered assigns on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice), a Note, as applicable, to evidence such Lender’s or such registered assigns’ Loans.
Section 2.5Interest on Loans.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(i)if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or
(ii)if a SOFR Loan, at Adjusted Term SOFR plus the Applicable Margin.
(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.
(c)In the event the Borrower fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan) will be automatically made as, or continued as or converted into, as applicable, a SOFR Loan with a one-month Interest Period on the date of borrowing thereof, or the last day of the then current Interest Period for such Loan, as applicable.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)Interest payable pursuant to clause (a) shall be computed (i) in the case of Base Rate Loans, on the basis of a 365 day or 366 day year, as the case may be, and (ii) in the case of SOFR Loans, on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on (i) each Interest Payment Date with respect to interest accrued on and to each such payment date; and (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid.
(f)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.6[Reserved].
Section 2.7Default Interest.  If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amounts) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall, at the written request of Required Lenders, thereafter bear interest at a rate per annum equal to the interest rate applicable to Loans plus 2.00% per annum. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
Section 2.8Fees.

(a)Agency Fees. The Borrower agrees to pay to the Administrative Agent fees and expenses in the amounts and at the times separately agreed upon.
(b)Undrawn Fees. The Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender with a Commitment an unused commitment fee (“Undrawn Fee”) at a per annum rate equal to 0.5% per annum on the average daily undrawn portion of the Commitment of such Lender, payable quarterly in arrears. Payment of the Undrawn Fee shall be due, with respect to any calendar quarter, not later than the fifth day after the end of such calendar quarter and, with respect to each Lender, upon termination or expiration of the Loan Commitment of such Lender. The Undrawn Fee shall be allocated among the Lenders ratably in respect of their respective Commitments.
(c)Other Fees.  The Borrower agrees to pay, to the Administrative Agent and the Lenders, fees and expenses in the amounts and at the times separately agreed upon.
Section 2.9Conversion/Continuation.
(a)Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:
(ii)to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a SOFR Loan may only be converted on the expiration of the Interest Period applicable to such SOFR Loan unless the Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; or
(iii)upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a SOFR Loan.
(b)Subject to clause (c) below, the Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then such Loan (if outstanding as a SOFR Loan) will be automatically continued as or converted into, as applicable, a SOFR Loan with a one-month Interest Period on the last day of the then current Interest Period for such Loan.
(c)Any Conversion/Continuation Notice shall be executed by a Responsible Officer of the Borrower in a writing delivered to the Administrative Agent.  In lieu of delivering a Conversion/Continuation Notice, the Borrower may give the Administrative Agent telephonic notice by the required time of such proposed conversion or continuation, as the case may be;

provided each such notice shall be promptly confirmed in writing by delivery of the applicable Conversion/Continuation Notice to the Administrative Agent on or before the close of business on the date that the telephonic notice is given.  In the event of a discrepancy between the telephone notice and the written Conversion/Continuation Notice, the written Conversion/Continuation Notice shall govern.  In the case of any Conversion/Continuation Notice that is irrevocable once given, if the Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given.  Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.
Section 2.10Voluntary Prepayments.
(a)Any time and from time to time:
(ii)with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 (or such lesser amount if equal to the full remaining outstanding amount) and integral multiples of $100,000 in excess of that amount (or, in each case, such other amount as the Administrative Agent may agree in its sole discretion); and
(iii)with respect to SOFR Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 (or such lesser amount if equal to the full remaining outstanding amount) and integral multiples of $100,000 in excess of that amount (or, in each case, such other amount as the Administrative Agent may agree in its sole discretion).
(b)All such prepayments shall be made:
(ii)upon not less than one (1) Business Day’s (or such later date as the Administrative Agent may agree) prior written or telephonic notice in the case of Base Rate Loans; and
(iii)upon not less than three (3) Business Days’ (or such later date as the Administrative Agent may agree) prior written or telephonic notice in the case of SOFR Loans;

in each case given to the Administrative Agent by 3:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such notice to each applicable Lender); provided that such notice shall specify the amount of such prepayment.  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, the receipt of proceeds from the issuance of other Indebtedness or the Disposition of assets or the closing of a merger, amalgamation or acquisition transaction, in which case such notice of prepayment may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied or delayed in effectiveness, provided that the Borrower shall make any payments required to be made pursuant to Section 2.15(c) in connection therewith.

Section 2.11Mandatory Prepayments.
(a)Issuance of Debt.  No later than the third (3rd) Business Day following the date of receipt by any Credit Party or any of its Subsidiaries of any Net Cash Proceeds from the incurrence after the Closing Date by the Borrower or any of its Subsidiaries of any Indebtedness for borrowed money not permitted to be incurred pursuant to Section 6.1, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds received thereof.
(b)Asset Sales.  No later than the third (3rd) Business Day following the date of receipt by any Credit Party or any of its Subsidiaries of any Net Cash Proceeds from any Asset Sale, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds received thereof.
(c)Recovery Events.  No later than the third (3rd) Business Day following the date of receipt by any Credit Party or any of its Subsidiaries of any Net Cash Proceeds from any Recovery Event, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds received thereof.
(d)Backstop Agreement Events.  No later than the Business Day following any Expense Reimbursement Payment Date or any other date of payment from [***] under the Backstop Agreement, the Borrower shall prepay Loans of each Lender using 100% of the Net Cash Proceeds of the applicable Expense Reimbursement received, directly or indirectly, from [***].
(e)Equity Proceeds and Contributions.  No later than the Business Day following the date of receipt by any Credit Party of any Net Cash Proceeds from any issuance, sale or other Disposition of any Capital Stock of such Credit Party (other than to another Credit Party or issuances or sales to a Credit Party’s parent or to Riot or any of its Subsidiaries) for cash after the Closing Date, the Borrower shall prepay the Loans in an amount equal to such cash proceeds.
(f)Material Project Contracts. No later than the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any cash amount in excess of $1,000,000 individually (or, in the aggregate within any period of two (2) months) under any Material Project Contract, the Borrower shall prepay the Loans in an aggregate amount equal to such cash amount so received thereunder.

All such prepayments shall be made upon not less than one (1) Business Day’s prior written or telephonic notice given to the Administrative Agent by 3:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to the Administrative Agent (and the Administrative Agent will promptly transmit such notice to each applicable Lender); provided that such notice shall specify the amount of such prepayment.  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

Section 2.12Application of Prepayments/Reductions.  Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.15(c).
Section 2.13General Provisions Regarding Payments.
(a)All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 3:00 p.m. (New York City time) on the date due at the Principal Office of the Administrative Agent for the account of the Lenders to whom such payments are due.
(b)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.
(c)The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable share (which shall be its Pro Rata Share unless expressly stated otherwise in this Agreement) of all payments and prepayments of principal and interest due hereunder, together with all other amounts due related thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(e)Except as set forth in Section 1.3, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.
(f)The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 3:00 p.m. (New York City time) (unless a later time is otherwise specified herein with respect to such payment) to be a non-conforming payment.  Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7, if applicable, from the date such amount was due and payable until the date such amount is paid in full.
Section 2.14Ratable Sharing.  The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, or by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under Debtor Relief Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.  The provisions of this Section 2.14 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (ii) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.  For purposes of clause (iii)(x) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.14 shall be treated as having acquired such participation on the earlier date on which such Lender acquired the applicable interest in the Loan to which such participation relates.
Section 2.15Making or Maintaining SOFR Loans.
(a)Inability to Determine Applicable Interest Rate.  Subject to Section 2.20, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15(c).  Subject to Section 2.20, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)Illegality or Impracticability of SOFR Loans.  In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining, converting to or continuation of its SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in such event, such Lender shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender).  If the Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (A) the obligation of such Lender to make Loans as, or to convert Loans to, SOFR Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (B) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) such Lender’s obligation to maintain its outstanding SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of clause (c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans in accordance with the terms hereof.
(c)Compensation for Breakage or Non-Commencement of Interest Periods.  The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower.
(d)Booking of SOFR Loans.  Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
Section 2.16Increased Costs; Capital Requirements.
(a)Increased Costs.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Adjusted Term SOFR);
(ii)subject any Recipient to any Taxes (other than (A) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, (B) Indemnified Taxes and (C) Connection Income Taxes) in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.17Taxes.
(a)All payments made by or on behalf of any Credit Party to a Recipient under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by applicable Law.  If applicable Law (as determined in the good faith discretion of any applicable Withholding Agent) requires the deduction and withholding of any Tax in respect of any amounts payable under any Loan Document by  a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law, and if such Tax is an Indemnified Tax, then the amounts so payable by or on behalf of any Credit Party shall be increased to the extent necessary so that after all deductions or withholdings of Indemnified Taxes have been made by any applicable Withholding Agent (including deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of any amounts received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.

(b)Without duplication of Section 2.17(a), the Credit Parties shall pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Whenever any Taxes are payable or remittable by any Credit Party pursuant to this Section 2.17, as soon as practicable thereafter such Credit Party shall send to the Administrative Agent the original or a certified copy of an original official receipt received by such Credit Party or other reasonably satisfactory evidence showing payment thereof.
(d)Without duplication of Section 2.17(a), the Credit Parties shall indemnify each Recipient for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted in respect of a payment to such Recipient, and any reasonable expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority.  Such indemnification shall be made within thirty (30) days after the date the Recipient makes written demand therefor (which demand shall set forth in reasonable detail the nature and amount of Indemnified Taxes for which indemnification is being sought).  A certificate as to the amount of such payment or liability delivered to the applicable Credit Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.17, it shall pay such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Credit Party, upon the request of such Recipient, shall repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17(e), in no event will any Recipient be required to pay any amount to any Credit Party pursuant to this Section 2.17(e) that would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts related to such Tax had not been paid.  This Section 2.17(e) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(f)Without limiting the generality of Section 2.17(g), each Lender, to the extent such Lender is not a U.S. Person, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)two executed copies of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party and which provides for an exemption from or reduction in U.S. federal withholding tax;
(ii)two executed copies of IRS Form W-8ECI;
(iii)in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (A) a certificate in substantially the form of Exhibit D-1, to the effect that such Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) or 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and was not engaged in a conduct of a trade or business within the United States to which any payment under any Loan Document is effectively connected (a “U.S. Tax Compliance Certificate”), and (B) two executed copies of IRS Form W-8BEN or W-8BEN-E;
(iv)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender granting a participation), two executed copies of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate in substantially the form of Exhibit D-2 or D-3, as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Lender is a partnership (and not a participating Lender) and one or more partners of such Lender are claiming the portfolio interest exemption, such Lender shall provide a U.S. Tax Compliance Certificate, in substantially the form of Exhibit D-4, as applicable, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate; or
(v)two executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax on payments under this Agreement and the other Loan Documents executed together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Withholding Agent to determine the withholding or deduction required to be made.

To the extent a Lender is a U.S. Person, such Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(g)Upon the reasonable request of the Borrower or the Administrative Agent, a Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent (in such number of copies as shall be reasonably requested by the Borrower or the Administrative Agent, as applicable) as will permit such payments to be made without withholding or at a reduced rate prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent).  In addition, any Lender, upon the reasonable request of the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower and the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(h)If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for the purpose of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.  Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17.  Each Lender shall promptly notify the Borrower and the Administrative Agent in writing at any time it determines that it is no longer legally eligible to provide any documentation previously delivered to the Borrower or the Administrative Agent.
(j)If the Administrative Agent is a U.S. Person, it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 certifying that the Administrative Agent is exempt from U.S. federal backup withholding.  If the Administrative Agent is not a U.S. Person, it shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI, and (ii) with respect to payments made to the Administrative Agent for the account of any Lender, a properly completed and duly executed copy of IRS Form W-8IMY confirming that the Administrative Agent is a U.S. branch and evidencing its agreement to be treated as a U.S. person for U.S. federal withholding tax purposes or a qualified intermediary that has agreed to assume primary withholding obligations for Chapter 3 and Chapter 4 of the Code, as applicable.  The Administrative Agent shall, (A) promptly upon the obsolescence, expiration, inaccuracy or invalidity of any form previously delivered by the Administrative Agent under this Section 2.17(j) and (B) at such other times as may be reasonably requested by the Borrower or as required by Law, deliver promptly to the Borrower an updated form or other appropriate documentation (in such number of copies as shall be reasonably requested by the

Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so.  Notwithstanding anything in this Section 2.17(j) to the contrary, the Administrative Agent shall not be required to provide any documentation pursuant to this Section 2.17(j) that the Administrative Agent is unable to deliver as a result of a Change in Law after the date of this Agreement.
(k)Notwithstanding anything in this Section 2.17 to the contrary, no Lender shall be required to provide any form or other documentation pursuant to this Section 2.17 that it is not legally eligible to provide or if, other than with respect to the IRS Forms described in clauses (f) and (h)  above, in the Lender’s reasonable judgment the completion, execution or submission of which would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(l)The agreements in this Section 2.17 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 2.18Obligation to Mitigate.  Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.16 or 2.17 would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office or take such other measures pursuant to this Section 2.18 unless the Borrower agrees to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other office or taking such other measures as described above.  A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
Section 2.19Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that:  (a)(i) any Lender (an “Increased Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Sections 2.16 or 2.17, pursuant to Section 2.18 and (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall have declined or been unable to designate a different lending office under Section 2.18; (b) any Lender becomes a Defaulting Lender; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.1, the consent of Required Lenders, shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Persons permitted to become Lenders hereunder pursuant to and in accordance with the provisions of Section 9.6 (each a “Replacement Lender”) and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender; provided that, (A) on the date of such assignment, such Terminated Lender shall have received payment from the Replacement Lender or the Borrower in an amount equal to the sum of (1) the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (2) all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.8; (B) in the case of any such assignment resulting from a claim for compensation under Sections 2.16 or 2.17, such assignment will result in a material reduction in such compensation and on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Sections 2.16 or 2.17 or otherwise as if it were a prepayment and (C) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.  Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6; provided that each party hereto agrees that an assignment required pursuant to this Section 2.19 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6.
Section 2.20Benchmark Replacement Setting.
(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d).  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.
(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 2.21Termination and Reduction of Commitments.
(a)The Commitments of the Lenders shall be automatically and permanently reduced:
(i)to $0 upon the expiration of the Availability Period; and
(ii)by the aggregate principal amount of Loans made by such Lender from time to time pursuant to Section 2.1(a); and
(iii)if the aggregate Commitments of all Lenders exceed the unallocated portion of the Expense Cap under the Backstop Agreement (i.e. the Expense Cap as of the Closing Date, minus the aggregate reimbursable amount set forth in all Expense Item Invoices delivered to [***] with respect to Expense Items approved by [***] in accordance with the Backstop Agreement on or prior to any applicable date of determination), by the amount of such excess; it being understood that, without limiting the foregoing, the Commitments shall automatically and permanently be reduced by the amount set forth in any notice and associated Expense Item Invoice delivered to the Administrative Agent pursuant to Section 5.17(b).
(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided, that each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (or, if less, the remaining amount of the Commitments).
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.21 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.21 shall be irrevocable; provided, that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.

(d)Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.22Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.2 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders in accordance with their respective Pro Rata Shares. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)Certain Fees.  No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.8(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been paid to that Defaulting Lender).
(c)Waivers and Amendments.  Each Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.1.
(d)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
SECTION 3.	REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Closing Date and otherwise when provided for in this Agreement or in any other Loan Document:

Section 3.1No Change.  Since December 31, 2025, there has been no development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.2Existence; Compliance with Law.  Each Credit Party (a) is duly incorporated, organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the organizational power and authority, and all requisite Permits from Governmental Authorities, to own and operate its Property, to lease the Property it leases as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization or body corporate and in good standing under the laws of each jurisdiction (if applicable) where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except, in the cases of clauses (b), (c) and (d) above, to the extent that failure of the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.3Power; Authorization; Enforceable Obligations.  The Borrower has the requisite limited liability company or other organizational power and authority to make, deliver and perform the Transaction Documents to which it is a party.  The Borrower has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the borrowings hereunder, the granting of Liens pursuant to the Security Documents or the execution, delivery or performance by the Borrower of this Agreement or any of the other Transaction Documents to which it is a party, except (a) those consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (b) the filings or other actions referred to in Section 3.18 and (c) where the failure to obtain such consent or authorization of, filing with, notice to or other act by or in respect of, such Governmental Authority would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  Each Transaction Document to which it is a party has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.4No Legal Bar.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof  will not contravene, violate or result in a breach of or default under any (w) Requirement of Law, (x) the Organizational Documents of the Credit Parties, (y) any order, judgment or decree of any court or other Governmental Authority binding on any Credit Party or (z) any Contractual Obligation of any Credit Party, other than, in each case, any violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any order, judgment or decree of any court or other Governmental Authority or any such Contractual Obligation (other than the Liens created by the Security Documents).
Section 3.5No Material Litigation.  No litigation, action, suit, claim, dispute, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Credit Party or against any of their respective properties or revenues, (i) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) purport to affect or pertain to any of the Transaction Documents or any of the transactions contemplated hereby or thereby.
Section 3.6No Default.  No Default or Event of Default has occurred and is continuing.  No Credit Party is in default under or with respect to any Contractual Obligation that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.7Ownership of Property; Liens.  Each of the Credit Parties has title in fee simple or good and valid title, as the case may be, to, or a valid leasehold interest in, or easements or other limited property interests in, all its real or immoveable property necessary in the ordinary conduct of its business, and good title to, or a valid leasehold interest in, or valid license of or other right to use, all its other Property necessary for the conduct of its business as currently conducted, in each case, except where the failure to have such title, interest, license or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 6.2.
Section 3.8Intellectual Property.  Each of the Credit Parties owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, and the Borrower does not know of any valid basis for any such claim, except to the extent that any such claim could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the knowledge of the Borrower, the use of Intellectual Property by the Credit Parties does not infringe on the Intellectual Property rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.9Taxes.  Each of the Credit Parties has filed or caused to be filed or been included in all tax returns that are required to have been filed by or with respect to it and has paid (or has caused to be paid on its behalf) all Taxes that have become due and payable by it or imposed upon them or its properties, income or assets (including in its capacity as a withholding agent) other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Credit Party or (b) where the failure to make such filing, payment, deduction, withholding, collection or remittance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, no claim has been asserted in writing, with respect to any such Tax, except, in each case of any claims, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 3.10Outbound Investment Regulations. The Borrower is not a “covered foreign person” as that term is used in the Outbound Investment Rules. The Borrower has not engaged in, and has no intention to engage in, directly or indirectly, (a) a “covered transaction”, as such term is defined in the Outbound Investment Rules or (b) any transaction that would constitute a “covered transaction”, as such term is defined in the Outbound Investment Rules, if any of the Credit Parties or any of their respective Subsidiaries were a U.S. Person.
Section 3.11Labor Matters.  There are no strikes or other labor disputes against any Credit Party pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All payments due from the Credit Parties on account of employee health and welfare insurance that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Credit Party.
Section 3.12ERISA.  As of the date hereof, there are no Pension Plans or Multiemployer Plans.  None of the Credit Parties or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, except as could not reasonably be expected to have a Material Adverse Effect.
Section 3.13Investment Company Act.  No Credit Party is required to be registered as an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.14Subsidiaries.
(a)As of the Closing Date, the Borrower does not have any Subsidiaries.
(b)As of the Closing Date there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments granted to any Person of any nature relating to any Capital Stock of the Credit Parties.
Section 3.15Use of Proceeds.  The proceeds of the Loans shall be used for the purposes set forth in Section 2.3. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used, directly or indirectly, for any purpose that violates the provisions of Regulations T, U or X.

Section 3.16Environmental Matters.  Other than, in the case of clauses (a) through (e), exceptions to any of the following that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:
(a)The Credit Parties and each of their respective facilities:  (i) are in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are in compliance with all of their Environmental Permits; (iv) have taken reasonable steps to ensure each of their Environmental Permits will be timely maintained, renewed and complied with; and (v) have no facts or circumstances upon which any such Environmental Permits could reasonably be expected to be adversely amended or revoked.
(b)Hazardous Materials are not present at, on, under, in, or emanating from any property now or formerly owned, leased or operated by the Credit Parties, or at any other location (including any location to which Hazardous Materials have been sent for reuse or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Credit Parties under any applicable Environmental Law or otherwise result in costs to the Credit Parties, or (ii) interfere with the Credit Parties’ continued operations.
(c)There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or pursuant to any Environmental Law to which any Credit Party is or will be named as a party that is pending or threatened.  There are no facts or circumstances that could reasonably be expected to give rise to any such proceeding.
(d)None of the Credit Parties has received any written request for information, or been notified that it is a potentially responsible party or subject to liability under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law, or with respect to any Hazardous Materials, excluding any such matters that have been fully resolved with no further obligation or liability on the part of the Credit Parties.
(e)None of the Credit Parties has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other form of dispute resolution, relating to compliance with or liability under any Environmental Law, excluding any such matters that have been fully resolved with no further obligation or possible liability on the part of the Credit Parties.
(f)The Credit Parties maintain policies and procedures to monitor the Credit Parties’ compliance with Environmental Laws.
Section 3.17Accuracy of Information, Etc.  No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them (in each case, excluding any projections and pro forma financial information or any information of a general economic or industry specific nature), by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (as modified or supplemented by other information so furnished), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
Section 3.18Security Documents.  Each of the Security Documents is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to secure the Obligations.  The security interest created in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral, upon the filing of financing statements naming each Credit Party as debtor and the Administrative Agent as secured party in the office of the secretary of state of the state of organization of such Credit Party, and delivery to the Administrative Agent of the certificates evidencing the Pledged Collateral (as defined in the Pledge and Security Agreement) in the manner provided in the Pledge and Security Agreement, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Collateral and the proceeds thereof, in which a security interest may be perfected by filing a financing statement in the United States or by possession, as security for the Obligations, in each case, prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted by this Agreement to be incurred pursuant to Section 6.2).
Section 3.19Solvency.  As of the Closing Date, after giving effect to the funding of the Loans to be made on such date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 3.20Anti-Money Laundering and Anti-Corruption Laws; Sanctions.
(a)To the extent applicable, each Credit Party is in compliance and the operations of each Credit Party are and have been conducted at all times in compliance, in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) the applicable anti-money laundering statutes of jurisdictions where such Credit Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving any Credit Party with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened in writing.
(b)No part of the proceeds of the Loans will be used, directly or knowingly indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the UK Bribery Act 2010, or otherwise in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws.  No Credit Party or any director or officer thereof, nor, to the knowledge of the Borrower, any employee, agent, Affiliate or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, to the knowledge of the Borrower, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) in order to influence official action, or to any Person in violation of the FCPA or any applicable anti-corruption laws.  The Credit Parties currently conduct their businesses in compliance with the FCPA and applicable anti-corruption laws in all material respects and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.
(c)No Credit Party or any director or officer thereof, nor, to the knowledge of the Borrower, any employee, agent, Affiliate or representative of any Credit Party, is a Person that is, or is owned or controlled by one or more Persons that are, (i) on the list of “Specially Designated Nationals and Blocked Persons,” (ii) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (iii) located, organized or resident in a country, region or territory that is the subject of Sanctions (including the Crimea region of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea, and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine); and the Borrower will not directly or knowingly indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any Person party to this Agreement.
(d)As of the date hereof, any Beneficial Ownership Certification regarding the beneficial ownership of the Borrower provided to any Lender pursuant to the Beneficial Ownership Regulation (if any) is accurate.
Section 3.21Insurance.  The properties of the Credit Parties (including, without limitation, all Project Equipment) are adequately insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance or insurance provided by a counterparty to a Material Project Contract, in each case, reasonable and customary for similarly situated Persons engaged in the same or similar businesses), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party operates.

Section 3.22[Reserved].
Section 3.23[Reserved].
Section 3.24Material Project Contracts.
(a)Set forth on Schedule 1.5, as of the Closing Date and as of the last date such Schedule 1.5 was required to be updated in accordance with this Agreement, is a complete and accurate list of all Material Project Contracts of the Credit Parties.
(b)Each Material Project Contract was duly authorized, executed and delivered by the applicable Credit Party and is in full force and effect, and has not been terminated or otherwise amended or modified except in accordance with the terms of the Loan Documents.
(c)The Borrower has not given or received any notice of material default under any Material Project Contract to which the Borrower is a party and, to the knowledge of the Borrower, no material default exists thereunder, except for such defaults that could not reasonably be expected to have a Material Adverse Effect.
(d)The copies of each of the Material Project Contracts received by the Administrative Agent on the Closing Date pursuant to Section 4.1(o) were true, complete and correct as of the Closing Date (or, to the extent received by the Administrative Agent after the Closing Date, were true, complete and correct as of the date received by the Administrative Agent) and the date of each Borrowing, and each of the Material Project Contracts are in full force and effect.
SECTION 4.	CONDITIONS PRECEDENT
Section 4.1Closing Date.  This Agreement and the agreement of each Lender to make an extension of credit requested to be made by it hereunder is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions precedent:
(a)Loan Documents.  The Administrative Agent and Lenders shall have received (i) this Agreement, executed and delivered by a duly authorized officer or signatory of the Borrower and (ii) a copy of each Note executed by a Responsible Officer of the Borrower in favor of each Lender requesting the same in accordance with Section 2.4(c).
(b)[Reserved].
(c)[Reserved].
(d)Closing Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Credit Parties, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, which certificate shall certify that the conditions set forth in clauses (k) and (l) below have been satisfied and include the following attachments:
(i)a copy of the resolutions or authorizations of the board of managers, sole member or other governing body, as applicable, of the Credit Parties approving each

Loan Document to which they are or will be a party, and of all documents evidencing other necessary corporate, limited liability company or other action, as applicable, of the Credit Parties, if any, with respect to each Loan Document to which they are or will be a party;
(ii)a copy of a certificate of the Secretary of State of the jurisdiction of formation of each Credit Party dated reasonably near the Closing Date certifying (A) as to a true and correct copy of the certificate of formation, articles of incorporation or other formation document of such Credit Party and each amendment thereto on file in such Secretary of State’s office and (B) that (1) such amendments are the only amendments to the Credit Parties’ Organizational Documents on file in such Secretary of State’s office and (2) such Credit Party is duly incorporated or formed, as applicable, and in good standing or presently subsisting under the laws of the State of the jurisdiction of formation of such Credit Party, in each case, to the extent such matters are regularly certified by such Secretary of State;
(iii)copies of the Organizational Documents of the Credit Parties as in effect on the date on which the resolutions referred to in Section 4.1(d)(i) were adopted and on the Closing Date; and
(iv)a certification as to the names and true signatures of the officers or other authorized representatives of the Credit Parties authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.
(e)[Reserved].
(f)[Reserved].
(g)[Reserved].
(h)[Reserved].
(i)PATRIOT Act.  The Lenders shall have received, at least three (3) Business Days prior to the Closing Date, to the extent requested sufficiently in advance thereof, all documentation and other information with respect to the Borrower required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower as required by the Beneficial Ownership Regulation, shall have received at least three (3) Business Days prior to the Closing Date such certification.
(j)[Reserved].
(k)Representations and Warranties.  Each of the representations and warranties made by the Borrower contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof.
(l)No Default.  No event shall have occurred and be continuing or would result from the making of such Loans that would constitute an Event of Default or a Default.
(m)[Reserved].
(n)[Reserved].
(o)Material Project Contracts. Each Material Project Contract to the extent entered into on or prior to the Closing Date shall be in full force and effect, and the Administrative Agent shall have received a fully executed and final copy of each Material Project Contract.

Any request by the Borrower for a Loan hereunder shall constitute a representation and warranty by the Borrower as of the date of the Borrowing of such Loan that the conditions contained in this Section 4.1 have been satisfied.

For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2Each Borrowing of Loans.  Each Borrowing of Loans is subject to the satisfaction of the following conditions precedent:
(a)Funding Notice.  The Administrative Agent shall have received a fully executed and delivered Funding Notice in accordance with the terms of Section 2.1(b)(i).
(b)Representations and Warranties.  Each of the representations and warranties made by the Borrower contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof.
(c)No Default.  No event shall have occurred and be continuing or would result from the making of such Loans that would constitute an Event of Default or a Default.
(d)Expense Items.  The Administrative Agent shall have received (i) an Expense Item Invoice in an amount not less than the amount set forth in the Funding Notice delivered for such Loan, together with back-up support and supporting documentation for each Expense Item as reasonably requested by the Administrative Agent and (ii) written notice from [***] to the Borrower in accordance with (and to the extent required by) the Backstop Agreement that all actual and documented, third-party out of pocket costs set forth in such Expense Item Invoice constitute Expense Items for which [***] is required to make an Expense Reimbursement in accordance with the Backstop Agreement (“Approved Expense Items”).
(e)Interest Reserve Deposit.  The Borrower shall have deposited (or shall deposit from the proceeds of the Loans made on the Closing Date) with the Administrative Agent an amount equal to the Required Amount (any such deposit, an “Interest Reserve Deposit”).
(f)Approved Expense Items.The Approved Expense Items to be financed by the applicable Borrowing shall in no event cause the Expense Cap, or any Category Cap (each as defined in the Backstop Agreement), to be exceeded.
(g)First Borrowing Date.  Solely with respect to the first Borrowing to occur hereunder following the Closing Date:
(i)The Administrative Agent and Lenders shall have received the Pledge and Security Agreement and the Guarantee Agreement, each, executed and delivered by a duly authorized officer or signatory of the applicable Credit Parties.
(ii)Fees and Expenses.  The Borrower shall have paid (or the Lenders shall withhold from the proceeds of the Loans on the date of such Borrowing), all fees due and payable as of the date of such Borrowing pursuant to the Fee Letter, dated as of the Closing Date, by and between the Borrower and the Administrative Agent, and all expenses required to be paid pursuant to Section 9.5 for which reasonably detailed invoices have been presented at least three (3) Business Days prior to such date shall have been paid to the Administrative Agent.
(iii)Solvency Certificate.  The Lenders shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer of the Borrower.
(iv)Legal Opinions.  The Administrative Agent and Lenders shall have received, in form and substance reasonably acceptable to the Administrative Agent and the Lenders, a legal opinion of Latham & Watkins LLP, New York counsel to the Credit Parties.
(v)Filings, Registrations and Recordings, Etc.  Each document (including any Uniform Commercial Code financing statement) required as of the date of such Borrowing by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered in order to create in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations, a valid and perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 6.2), shall have been filed, registered or recorded and shall have been delivered to the Administrative Agent.
(vi)Funds Flow.  The Administrative Agent shall have received a funds flow memorandum executed by a Responsible Officer of the Borrower that is reasonably satisfactory to the Lenders in respect of the transactions contemplated to occur on the date of such Borrowing.
(vii)[***] Approval. The Administrative Agent shall have received an Expense Item Invoice and supporting documentation with respect to the Project Equipment expected to be purchased with the proceeds of such Borrowing, together with evidence reasonably satisfactory to the Administrative Agent that [***] has approved such purchase.
(viii)Project Accounts. The Borrower shall have established the Project Accounts and shall have entered into an Account Control Agreement with respect to the Interest Reserve Account and Backstop Collection Account.

Any request by the Borrower for a Loan hereunder shall constitute a representation and warranty by the Borrower as of the date of the Borrowing of such Loan that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5.	AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall, and shall cause each of the Credit Parties to:

Section 5.1[Reserved].
Section 5.2Certificates; Other Information.
(a)Furnish to the Administrative Agent for delivery to each Lender, promptly, from time to time, such customary information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries and their compliance with the terms of any Loan Document, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender).
(b)Furnish to the Administrative Agent for delivery to each Lender, (i) not later than the last Business Day of each calendar month (beginning on August 30, 2026), a status update on the purchase orders of Project Equipment, in such form as the Administrative Agent may reasonably request and (b) concurrently with the delivery thereof to [***], any Expense Item  Invoice (and supporting documentation) with respect to purchases of Project Equipment and (c) within five (5) Business Days of any Borrowing, evidence reasonably satisfactory to the Administrative Agent that the proceeds of such Borrowing have been applied to purchase the applicable Project Equipment.
(c)The Borrower hereby acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has not clearly and conspicuously marked “PUBLIC” shall not be posted on that portion of the Platform designated for such Public Lenders.  The Borrower agrees to use commercially reasonable efforts to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders.  If the Borrower has not indicated whether a document or notice delivered pursuant to this paragraph contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Credit Parties, Riot and their respective securities (“Private Side Information”).  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected to receive Private Side Information in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities laws, to make reference to communications that are not made through the “Public” portion of the Platform and that may contain Non-Public Information.
(d)Financial statements, segment information and other information required to be delivered pursuant to this Section 5.2 or Section 5.7 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such information, or provides a link thereto, on the website of the Borrower or (ii) on which such information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request until a request to cease delivering paper copies is given by the Administrative Agent and (B) except in the case of the foregoing clause (ii), the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

Notwithstanding anything to the contrary in this Section 5.2, none of the Credit Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that, (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives) is prohibited by any Requirement of Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that no such obligations of confidentiality shall be entered into in contemplation of this paragraph.

Section 5.3Payment of Taxes.  Pay, discharge or otherwise satisfy (or cause to be paid, discharged or otherwise satisfied) all Taxes payable by it including those imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises (including in its capacity as a withholding agent) before any penalty or fine accrues thereon, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties, as the case may be, or (b) the failure could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.4Conduct of Business and Maintenance of Existence; Compliance with Law.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence and good standing in its jurisdiction of incorporation or organization and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Sections 6.3 or 6.4 or, other than with respect to the organizational existence of the Borrower, to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) comply with all Requirements of Law, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.5Maintenance of Property; Insurance.  (a) Keep all real and tangible Property and systems used, useful, or necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b)  maintain with financially sound and reputable insurance companies, insurance with respect to its properties (including any Project Equipment) and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance or insurance provided by a counterparty to a Material Project Contract, in each case, reasonable and customary for similarly situated Persons engaged in the same or similar businesses) as are customarily carried under similar circumstances by such other Persons.  All such insurance shall name the Administrative Agent as an additional insured or loss payee (or any other formulation reasonably acceptable to the Administrative Agent), as applicable; provided that the Borrower shall have sixty (60) days after the Closing Date (or such later date as may be agreed by the Administrative Agent in its sole discretion) to have such insurance name the Administrative Agent as an additional insured or loss payee (or any other formulation reasonably acceptable to the Administrative Agent).
Section 5.6Inspection of Property; Books and Records; Discussions.  (a) Keep proper books of records and account in which entries which are full, true and correct, in all material respects, in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities, and (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired (but the Administrative Agent may not have more than one visit per any twelve month period except during an Event of Default), upon reasonable advance notice to the Borrower, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants (and the Borrower will be given the opportunity to participate in any such discussions with such independent certified accountants).  Any such inspection shall be at the Administrative Agent’s sole cost and expense unless an Event of Default has occurred and is continuing at the time of such inspection, in which event the Borrower shall reimburse the Administrative Agent for its reasonable, actual and documented costs and expenses.  Notwithstanding anything to the contrary in this Section 5.6, none of the Credit Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that, (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its representatives) is prohibited by any Requirement of Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 5.7Notices.  Promptly after obtaining knowledge of the same, give notice to the Administrative Agent of:
(a)the occurrence of any Default or Event of Default;
(b)any dispute, claim, litigation, investigation or proceeding (i) affecting the Credit Parties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) with respect to the Backstop Agreement, or (iii) with respect to any of the Transaction Documents (other than the Backstop Agreement) that would reasonably be expected to have a Material Adverse Effect;
(c)the following events, promptly and in any event within thirty (30) days after the Borrower knows of same:  (i) the occurrence of any Reportable Event with respect to any Pension Plan that is currently sponsored or maintained by or to which any Credit Party or any Commonly Controlled Entity is obligated to make contributions, a failure to make any required contribution to a Pension Plan that is not corrected within thirty (30) days, the creation of any Lien in favor of the PBGC or a Pension Plan, any withdrawal from a Multiemployer Plan that is reasonably expected to result in the imposition of withdrawal liability, or the termination or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of any Multiemployer Plan, in each case, that could reasonably be expected to result in a Material Adverse Effect;
(d)promptly and in any event within thirty (30) days after obtaining knowledge thereof, any development, event, or condition that could reasonably be expected to result in the payment by any Credit Party of a Material Environmental Amount;
(e)any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(f)immediately and in any event within one (1) Business Day thereafter, (i) the entry into any amendment to the Backstop Agreement and (ii) the delivery by the Borrower to [***] of an Equipment Purchaser’s Election Notice in which the Borrower exercises the Purchase Option;
(g)promptly and in any event within one (1) Business Days thereafter, the occurrence of (i) the Repayment Deadline or (ii) the Expiration Date;
(h)promptly, but in no event later than thirty (30) days after the receipt thereof by a Credit Party, all material notices relating to the Project Equipment received by such Credit Party, or delivered by a Credit Party to, any Governmental Authority (other than routine correspondence given or received in the ordinary course of business relating to routine aspects of purchasing owning, developing, financing, operating, maintaining or using the Project Equipment);

(i)reasonably promptly upon receipt or delivery thereof, all notices, requests and other documents received or provided by a Credit Party in respect of any default under any Material Project Contract;
(j)promptly, any notice of the occurrence of any event of force majeure under any Material Project Contract which persists for more than fifteen (15) consecutive days;
(k)promptly upon any dispute relating to [***] reimbursement obligations under the Backstop Agreement; and
(l)promptly upon (i) the entry by a Credit Party into a Material Project Contract, (ii) the termination of any Material Project Contract, or (iii) the entry into any material amendment, restatement, waiver, supplement or other modification of any such Material Project Contract, which notice shall be accompanied by delivery to the Administrative Agent of (x) an update to Schedule 1.5, and (y) a copy of such Material Project Contract, the related notice of any such termination, and any amendment, restatement, waiver, supplement or other modification, as applicable.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Credit Party has taken or proposes to take with respect thereto.

Notwithstanding anything to the contrary herein, the Borrower hereby agrees that, until the Termination Conditions have been satisfied, the Administrative Agent, on the Borrower’s behalf, shall have the right (collectively, the “Notice Rights”), if the Borrower has not delivered an Equipment Purchaser’s Election Notice or any Supporting Assignment Documents within the applicable time periods required under the Backstop Agreement, to deliver any such notices of documentation that would otherwise be owed from the Borrower. The Borrower hereby agrees that any notice or documentation submitted by the Administrative Agent on behalf of the Borrower in accordance with the Notice Rights under this Section 5.7 shall be deemed to be the notice or documentation required to be delivered pursuant to the Backstop Agreement and such notice or documentation shall be treated as if such notice or documentation had been sent by the Borrower for all purposes under this Agreement and the Backstop Agreement.

Section 5.8Environmental Laws.
(a)Except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except to the extent any Credit Party is disputing its obligation with respect thereto before the relevant Governmental Authority, comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all material Environmental Permits.
(b)Except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required by any Governmental Authority under Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
(c)Maintain in effect policies and procedures to ensure the Credit Parties’ compliance with Environmental Laws.
Section 5.9Plan Compliance.  Except as could not reasonably be expected to result in a Material Adverse Effect, establish, maintain, operate and contribute to any and all Pension Plans and Multiemployer Plans (other than government-sponsored plans) in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plans to the extent any Credit Party or any Commonly Controlled Entity has the authority to establish, maintain, operate and contribute to such plans.
Section 5.10Use of Proceeds.  Use the proceeds of the Loans only for those purposes set forth in Section 2.3.
Section 5.11Anti-Money Laundering and Anti-Corruption Laws; Sanctions.  In the case of any Credit Party, comply in all respects with the Laws referred to in Section 3.20(c) and comply in all material respects with the Laws referred to in Section 3.20(a), and (b).
Section 5.12Future Subsidiaries; Further Assurances.
(a)With respect to any person that is or becomes a Subsidiary of the Borrower after the Closing Date, promptly (and in any event within forty-five (45) days (or such longer period as may be agreed to by the Administrative Agent in writing in its sole discretion) after such person becomes a Subsidiary cause such Subsidiary (i)  to execute a (A) joinder agreement or such comparable documentation to become a Guarantor under the Guarantee Agreement and (B) joinder agreement to become a Grantor under the Pledge and Security Agreement and (ii) to take all actions reasonably necessary in the opinion of the Administrative Agent to cause the Lien created by the applicable Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Notwithstanding the foregoing, the Collateral required to be delivered to the Collateral Agent pursuant to this Section 5.12, shall not include any Excluded Assets (as defined in the Pledge and Security Agreement).
(b)Execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents and agreements and take such other actions as may be required under applicable law, or that may be reasonably requested by the Administrative Agent for carrying out the expressed intentions of this Agreement, including as may be reasonably necessary or desirable for establishing, maintaining, assuring, conveying, granting, assigning, securing, perfecting and confirming the liens granted, purported or intended to be granted to the Administrative Agent under the Security Documents, and to cause such liens to secure the Obligations for the benefit of the Secured Parties.

(c)Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

Notwithstanding anything herein to the contrary the Administrative Agent may grant extensions of time or waiver or modification of requirement for the creation or perfection of security interests in or the obtaining of insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents.

Section 5.13Project Accounts.
(a)The Borrower shall maintain any Interest Reserve Deposit until such cash is required to be applied in accordance with Section 2.3(d) or to pay interest or fees with respect to any Loan. Upon application of the funds from the Interest Reserve Account in accordance with Section 2.3(d) or to pay interest or fees with respect to any Loan, the Borrower shall within three (3) Business Days thereafter deposit funds in the Interest Reserve Account (which may be from the proceeds of a borrowing of Loans hereunder) such that the balance therein is equal to no less than the Required Amount. Notwithstanding the foregoing, upon satisfaction of the Termination Conditions, the Administrative Agent shall reimburse the Borrower for that portion of the Interest Reserve Deposit representing interest and fees on the Loans from the date of satisfaction of the Termination Conditions to and the next scheduled Interest Payment Date.
(a)After the Closing Date, the Borrower shall deposit into the Backstop Collection Account the full amount of any Expense Reimbursement and such other cash that it receives from [***] pursuant to the terms of the Backstop Agreement, and notify [***] to make all payments under the Backstop Agreement directly to the Backstop Collection Account, which amounts shall be applied in accordance with Section 2.11(d)(i).
(b)In the event that any proceeds of a Borrowing have not been used by Borrower to pay for Approved Expense Items within five (5) Business Days of such Borrowing, the Borrower shall deposit such remaining proceeds into the Backstop Collection Account on such fifth Business Day.  Such proceeds shall only be withdrawn for the payment of Approved Expense Items in the event that the Borrower shall have delivered to the Administrative Agent and the depositary bank or the securities intermediary for the Backstop Collection Account, a certificate from a Responsible Officer of the Borrower certifying that the Borrower will use such proceeds to make a payment for an Approved Expense Item within three (3) Business Days of such withdrawal.
Section 5.14Obtain and Maintain Governmental Authorizations.  Obtain and maintain, in full force and effect, and meet all requirements in respect of any Governmental Authorizations necessary in the conduct of its business and operations as currently conducted and the transactions contemplated hereby and under the other Transaction Documents, except in each case where failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.15[Reserved].
Section 5.16Material Project Contracts.  Make all payments required under, perform each Material Project Contract, maintain each such Material Project Contract to which it is a party in full force and effect and enforce each such Material Project Contract in accordance with its material terms except, in each case, where the failure to do so, either individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect.
Section 5.17Backstop Agreement.  The Borrower shall deliver the following to the Administrative Agent:
(a)evidence of any payments made using the proceeds of any Loan no later than five (5) Business Days after such payment has been made;
(b) copies of any (i) Fee and Equipment Purchaser Notice, (ii) Expense Item Invoice delivered in connection with the Expiration Date, (iii) Supporting Assignment Documents, (iv) requests from [***] for additional supporting information relating to any Supporting Assignment Documents, (v) responses by Borrower to any requests described in the foregoing clause (iv), and (vi) written approval of Expense Items provided by [***] following the Expiration Date, in each case, substantially concurrently with delivery thereof to [***] and in any event no later than the time period for delivery thereof set forth in the Backstop Agreement;
(c)any other documentation requested by [***] under the Backstop Agreement within five (5) Business Days of any request therefor; and
(d)written notice, within five (5) Business Days after delivery by the Borrower to [***] of any Expense Item Invoice relating to any Expense Items the purchase of which is funded from sources other than Loans under this Agreement, together with the associated Expense Item Request and Expense Item Invoice.
SECTION 6.	NEGATIVE COVENANTS
Section 6.1Limitation on Indebtedness.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly create, incur or assume any Indebtedness, except:
(a)Indebtedness of the Credit Parties pursuant to (i) any Loan Document or (ii) to the extent constituting Indebtedness, any Transaction Document;
(b)Guarantee Obligations of Indebtedness permitted to be incurred by any Credit Party pursuant to this Section 6.1;
(c)Indebtedness consisting of cash management obligations, netting services, overdraft protection and similar arrangements incurred in the ordinary course of business or connection with the Project Accounts;
(d)to the extent constituting Indebtedness, (i) contingent obligations of the Credit Parties under or in respect of performance bonds, bid bonds, appeal bonds, statutory bonds,

customs bonds, surety bonds, financial assurances and completion guarantees, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred in the ordinary course of business and not in connection with debt for borrowed money and (ii) obligations under letters of credit to support any of the foregoing;
(e)to the extent constituting Indebtedness, Indebtedness of any Credit Party arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that such Indebtedness is extinguished within five (5) Business Days of its incurrence;
(f)Indebtedness existing as of the Closing Date set forth in Schedule 6.1 and refinancings, extensions and renewals thereof (it being understood, for the avoidance of doubt, that no increases in the outstanding principal amount of any such Indebtedness set forth on Schedule 6.1 as of the Closing Date shall be permitted under this clause (f));
(g)Indebtedness of one Loan Party owing to another Loan Party; provided that any such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(h)to the extent constituting Indebtedness, customer deposits and advance payments received by the Credit Parties or any Subsidiary in the ordinary course of business from customers for goods and services provided in the ordinary course of business;
(i)to the extent constituting Indebtedness, procurement contracts, supply contracts, construction contracts, purchase orders, commitments and deposits entered into or made by the Credit Parties and their Subsidiaries in the ordinary course of business;
(j)hedging and swap obligations not prohibited by Section 6.16;
(k)Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed $1,000,000; and
(l)other Indebtedness in an aggregate outstanding principal amount not to exceed $1,000,000.
Section 6.2Limitation on Liens.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
(a)Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.1(h);
(b)the right reserved to or vested in any Governmental Authority, by the terms of any Permit acquired by such Person or by any Law, to terminate any such Permit or to require annual or other payments as a condition to the continuance thereof;

(c)the Lien resulting from the deposit of cash or securities in connection with any of the Liens permitted by Sections 6.2(a), or to secure appeal bonds, costs of litigation when required by Law and public and statutory obligations, and any right of refund, set-off or charge-back, or Liens of a collection bank on items in the course of collection, available to any bank or financial institution, including under the general terms and conditions of such bank or financial institution and/or its bank account opening documents or arising as a matter of Law;
(d)minor defects, easements, rights of way, zoning restrictions, covenants, declarations, encroachments, protrusions, irregularities, encumbrances (other than for borrowed money or exclusive licenses to intellectual property) and clouds on title, any interest or title of a licensor, lessor or sublicensor or sublessor under any license or sublicense and statutory Liens incurred in the ordinary course of business and that do not materially impair the use of the Property for the purposes for which it is held by any Credit Party;
(e)Liens created pursuant to (i) the Loan Documents or (ii) to the extent constituting Liens, the Transaction Documents;
(f)any right of set-off, refund or charge-back available to any bank or other financial institution or any other Lien arising in connection therewith;
(g)Liens for taxes not yet delinquent or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(h)Liens in respect of property of any Credit Party or any Subsidiary imposed by requirements of law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business and Liens pertaining to Indebtedness or other obligations of the type contemplated under Section 6.1(c), and which, if they secure obligations that are then overdue by more than 90 days, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;
(i)Liens (x) imposed by requirements of law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of statutory obligations (other than excise taxes), surety, stay, performance, customs and appeal bonds, statutory bonds, bids, government contracts (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that with respect to clauses (x), (y) and (z) of this paragraph (i), such Liens are for amounts not yet overdue by more than 90 days or, to the extent such amounts are so overdue by more than 90 days, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien;
(j)Liens arising under the Material Project Contracts and other project-related agreements, supply contracts, construction contracts and procurement agreements entered into in the ordinary course of business, including rights of setoff, netting arrangements and customary security interests granted in connection therewith;
(k)Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to unrestricted cash deposited in connection therewith;
(l)Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto under Section 6.1(c);
(m)Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law and which are not yet due;
(n)easements, servitudes, rights-of-way, restrictions (including zoning restrictions), trackage rights, minor defects or irregularities in title, restrictions on use of real property and other similar encumbrances or Liens that do not materially interfere with the value or use of the property (as used by any Credit Party in its operations or business) to which such Lien is attached;
(o)any leases, subleases, licenses and sublicenses granted to third parties by any Credit Party in the ordinary course of business, in each case not interfering with the operations or business of such Credit Party;
(p)Liens for Indebtedness permitted under Section 6.1(f);
(q)Liens securing Indebtedness permitted pursuant to Section 6.1(k); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.1(k) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Holdings or any of its Subsidiaries in the ordinary course of business;
(r)Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business;
(s)Liens solely on any cash earnest money deposits made by any Credit Party or any Subsidiary in connection with any letter of intent, purchase order or purchase agreement not prohibited by this Agreement; and

(t)Other Liens securing obligations not exceeding $1,000,000 at any one time outstanding.
Section 6.3Limitation on Fundamental Changes.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (other than with or into another Credit Party; provided that if the Borrower is party to such transaction, the Borrower shall be the surviving entity), or Dispose of (other than the granting of a Lien permitted by Section 6.2) all or substantially all of its Property or business (other than to another Credit Party), except in connection with any Disposition permitted by Section 6.4.
Section 6.4Limitation on Disposition of Property.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly dispose of any of its Property (including, without limitation, any Project Equipment), whether now owned or hereafter acquired, except:
(a)the Disposition of obsolete, worn out or surplus Property or Property no longer used or useful in the business;
(b)any Disposition in connection with the receipt of any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Credit Party;
(c)Dispositions of Project Equipment or other Property solely to the extent that:
(i)such Project Equipment or other Property is exchanged for credit against the purchase price of similar replacement Project Equipment or other Property; or
(ii)the proceeds of such Disposition are concurrently applied to the purchase price of similar replacement Project Equipment or other Property;
(d)Dispositions among or between the Credit Parties (which may include indirect Dispositions through intermediary Affiliates of the Credit Parties);
(e)any conveyance, sale, transfer or other disposition of cash and/or Cash Equivalents;
(f)Dispositions of Project Equipment for fair market value and the receipt of 100% cash consideration; provided that 100% of the Net Cash Proceeds thereof shall be applied in accordance with Section 2.11(b); and
(g)other Dispositions of Property (other than Project Equipment and Material Project Contracts).
Section 6.5Limitation on Restricted Payments.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, (i) the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly declare or pay any dividend or other distribution on or with respect to, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, cancellation, termination or other acquisition of, any Capital Stock of any Credit Party, whether now or hereafter outstanding, or make any other payment on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent of any thereof), either directly or indirectly, whether in cash or property (including, without limitation, the Project Equipment) or in obligations of any Credit Party (each, a “Restricted Payment”) and (ii) the Borrower shall not, and shall cause each Credit Party to not, make any prepayment or repayment of any Indebtedness set forth in Schedule 6.1, except:
(a)any Credit Party (other than the Borrower) may make Restricted Payments to any Credit Party which owns the Capital Stock of such Credit Party;
(b)for any taxable period ending after the Closing Date for which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or unitary income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”) or for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes owned directly or indirectly by another Person (a “Corporate Parent”), a payment to the common parent or Corporate Parent, as applicable, equal to the portion of the consolidated, combined or unitary income tax liability of such Tax Group, or the income tax liability of such Corporate Parent or, if Corporate Parent is a partnership or disregarded entity for U.S. federal income tax purposes, its owners, as applicable, for such taxable period that is attributable to the taxable income of the Borrower and/or its applicable Subsidiaries, in an aggregate amount not to exceed the amount of such U.S. federal and/or applicable state or local income taxes that the Borrower and/or its applicable Subsidiaries would have been required to pay in respect of such taxable period if the Borrower and/or such applicable Subsidiaries had been a stand-alone corporate taxpayer or a stand-alone corporate tax group for all relevant taxable periods ending after the Closing Date; provided that any distributions otherwise permitted pursuant to this Section 6.5(b) shall be reduced by the amount of any such U.S. federal and/or applicable state or local income taxes paid directly by the Borrower or any of its Subsidiaries; and
(c)any Credit Party may make Restricted Payments consisting of the Disposition of Property (other than Project Equipment and Material Project Contracts) to Riot or its Subsidiaries and joint ventures.
Section 6.6Limitation on Investments.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly make or hold any Investment, except:
(a)Investments in assets that were Cash Equivalents at the time such Investments were made;
(b)Investments by any Credit Party in (x) any other Credit Party that is a Subsidiary of such Credit Party and (y) any Subsidiary of such Credit Party so long as such Subsidiary becomes a Credit Party in accordance with the terms of Section 5.12;

(c)(i) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and (ii) notes payable, or stock, units or other securities issued by account debtors to any Credit Party or any Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts receivable in the ordinary course of business;
(d)Investments constituting deposits, prepayments, progress payments and other credits to contractors, consultants, professionals, laborers and suppliers made in the ordinary course of business;
(e)pledges and deposits constituting Liens permitted under Section 6.2;
(f)Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers consistent with past practice; and
(g)Investments consisting of the Disposition of Property (other than Project Equipment and Material Project Contracts) to Riot or its Subsidiaries and joint ventures.
Section 6.7Limitation on Modifications of Organizational Documents.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly amend its certificate of formation or other Organizational Documents, in any manner that is materially adverse to the Lenders.
Section 6.8Limitation on Transactions with Affiliates.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, except (i) any such transaction (or, if applicable, the series of related transactions to which such transaction is related) upon terms no less favorable to the applicable Credit Party than it would obtain in a comparable arm’s-length transaction (as reasonably determined by the Borrower) with a Person that is not an Affiliate, (ii) transfer of the Project Equipment to an Affiliate to facilitate the substantially concurrent refinancing of the Obligations and with prior notice to Administrative Agent, (iii) transactions between or among Credit Parties and (iv) Dispositions (including via Investments or Restricted Payments) of Property (other than Project Equipment and Material Project Contracts) to Affiliates.
Section 6.9Limitation on Sales and Leasebacks.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly enter into any arrangement with any Person providing for the leasing by any Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party.
Section 6.10Limitation on Changes in Fiscal Periods.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each

Credit Party to not, directly or indirectly permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.
Section 6.11Limitation on Negative Pledge Clauses.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than this Agreement and the other Loan Documents, customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements entered into in the ordinary course of business and any such agreement relates to assets subject to Liens permitted by Sections  6.2(b), 6.2(c), 6.2(h), 6.2(i) or 6.2(q), provided that, to the extent any such agreement is entered into after the Closing Date, such prohibition or limitation shall only be effective against the Property or Person (and its Subsidiaries) subject to such agreement that exists as of the Closing Date, securing such Indebtedness or that is the subject of such other leases, subleases, licenses, sublicenses, agreements, contracts, deposits or liens; provided further that, in each case such prohibition, restriction or limitation does not restrict the ability of any Credit Party from creating, incurring, assuming or suffering to exist any Lien upon any Collateral in favor of the Administrative Agent for the benefit of the Secured Parties.
Section 6.12Limitation on Restrictions on Subsidiary Distributions; Partnerships, Formation of Subsidiaries.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and  shall cause each Credit Party to not, directly or indirectly enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party (other than the Borrower) to make Restricted Payments in respect of any Capital Stock of such Credit Party held by any other Credit Party, except for such encumbrances or restrictions existing under or by reason of (a) the Loan Documents and (b) after the Closing Date, (i) the organizational documents, partnership agreements or joint venture agreements of any Person in which any Credit Party becomes a general partner or joint venture participant, (ii) any agreement or instrument governing or relating to the acquisition of any Subsidiary or (iii) the organizational documents of any Subsidiary formed after the Closing Date, in each case to the extent such encumbrances or restrictions are contained in such documents or agreements.
Section 6.13Limitations Regarding the Backstop Agreement.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not:
(a)amend, supplement, waive, modify or otherwise change, or consent or agree to any amendment, supplement, modification, waiver or other change to, any term of the Backstop Agreement in any manner that would be materially adverse to the Administrative Agent or the Lenders;
(b)amend, supplement, waive or otherwise modify, or consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any other Material Project Contracts, other than any termination, amendment, supplement, waiver or other modification which would not reasonably be expected to have a Material Adverse Effect in the Borrower’s reasonable discretion;
(c)send a Non-Reimbursement Notice to [***] unless all Loans are prepaid, and all Commitments are terminated, in each case, substantially concurrently with delivery of such notice; or
(d)materially breach the terms of the Backstop Agreement;

in each case, without the prior written consent of the Administrative Agent (acting upon the instructions of the Required Lenders), each such consent not to be unreasonably withheld or delayed; it being agreed that no consent shall be required for the Credit Parties to comply with (i) any exercise of [***] rights under the Backstop Agreement so long as such exercise is in compliance with the Backstop Agreement, and (ii) any exercise of the Administrative Agent’s Notice Rights so long as such exercise is in compliance with this Agreement.

Section 6.14Plans.  The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall not, and shall cause each Credit Party to not, directly or indirectly establish, maintain, operate or contribute to any Pension Plan or Multiemployer Plan (other than a government-sponsored plan).
Section 6.15Outbound Investment Regulations.  The Borrower will not be or become a “covered foreign person” as that term is used in the Outbound Investment Rules. The Borrower will not engage in, directly or indirectly, (a) a “covered transaction”, as such term is defined in the Outbound Investment Rules or (b) any transaction that would constitute a “covered transaction”, as such term is defined in the Outbound Investment Rules, if any of the Credit Parties or any of their respective Subsidiaries were a U.S. Person.
Section 6.16Speculative Transactions.  Each Credit Party will not engage in any transaction involving commodity swaps, options or futures contracts or any similar transactions (including take-or-pay contracts, long term fixed price off take contracts, contracts for the sale of power on either a financial or physical basis or any other Hedge Agreements) other than (a) in the ordinary course of business, including for the purpose of risk mitigation and (b) not for speculative purposes.
Section 6.17Nature of Business.  Each Credit Party will not engage in, to a material extent, any business or operations other than those business activities engaged in on the Closing Date (including, for the avoidance of doubt, entry into the Backstop Agreement, the direct or indirect acquisition, development, ownership, operation, management, maintenance, use and/or financing of the Project Equipment and equipment for other development projects and activities reasonably incidental or related thereto, or any business or business activity that is reasonably related thereto or a reasonable extension, development or expansion thereof or ancillary thereto, in accordance with the terms hereof and the other transactions contemplated hereby) and as otherwise limited by its Organizational Documents.
SECTION 7.	EVENTS OF DEFAULT

Section 7.1Events of Default.  Each of the following events shall constitute an “Event of Default”:
(a)the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; provided that the failure to pay the principal of any Loan on the Maturity Date shall not constitute an Event of Default until the date that is 45 Business Days after the Maturity Date if (i) the Borrower shall have complied with the obligations set forth in Section 5.17 within the time periods specified therein and (ii) the Borrower shall not have delivered a Non-Reimbursement Notice to [***] (it being understood that such grace period shall immediately end upon the occurrence of either of the preceding clauses (i), or (ii); or
(b)any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
(c)the Borrower shall default in the observance or performance of any agreement contained in (i) Section 5.7(a), (f) or (g), Section 5.10, Section 5.13, Section 5.17 (other than Section 5.17(b)) or Section 6, or (ii) Section 5.17(b); provided that the failure to deliver any item described in Section 5.17(b) shall not constitute an Event of Default until the date that is ten (10) Business Days following the required date of delivery therefor under the Backstop Agreement; or
(d)the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 7.1), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower obtains knowledge of such default and (ii) the date on which the Borrower has received written notice of such default from the Administrative Agent, or if such default is of a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days, such additional period of time as may be reasonably necessary to cure same, provided that the Borrower commences such cure within such 30-day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed sixty (60) days; or
(e)any Credit Party shall (i) default in making any payment of any principal of any Indebtedness in excess of $1,000,000 (excluding the Loans) on the scheduled due date with respect thereto; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or with respect to any Indebtedness, to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder; provided that a default, event or condition described in subclause (i), (ii) or (iii) of this clause (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in subclauses (i), (ii) and (iii) of this clause (e) shall have occurred and be continuing with respect to Indebtedness, with respect to any individual transaction, the outstanding principal amount of which exceeds $1,000,000; or
(f)(i) any Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, examinership, reorganization, arrangement or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, examinership or other relief with respect to it or its debts, except as permitted under Section 6.3, or (B) seeking appointment of a receiver, trustee, custodian, conservator, receiver and manager, liquidator, sequestrator, monitor, examiner, or other similar official for it or for all or any substantial part of its assets, or any Credit Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been paid, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party  shall consent to, approve of, or acquiesce in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)(i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived, shall exist with respect to any Pension Plan, or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of any Credit Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (iv) any Pension Plan shall terminate for purposes of Title IV of ERISA or (v) any Credit Party or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition results in or could reasonably be expected to result in a Material Adverse Effect; or
(h)one or more judgments or decrees shall be entered against any Credit Party involving for the Credit Parties taken as a whole a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage in writing) of

$1,000,000 or more, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;
(i)any material provision of any Loan Document after delivery thereof pursuant to Section 4.1(a) shall for any reason (except as the result of act or omission of the Agent or the other Secured Parties or pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Credit Party, or a Credit Party shall so state in writing; or
(j)any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.20 or the terms thereof), to be in full force and effect, or the Borrower or any Affiliate of the Borrower shall so assert in writing, or any Lien created by any of the Security Documents shall cease for any reason (other than by reason of the express release thereof pursuant to Section 9.20 or the terms thereof) to be valid, perfected (to the extent required thereby), enforceable and of the same effect and priority purported to be created thereby with respect to any material portion of the Collateral, or to secure the Obligations for the benefit of the Secured Parties, or the Borrower or any Affiliate of the Borrower shall so assert in writing; or
(k)any Change of Control shall occur; or
(l)any Event of Abandonment shall occur;
(m)any termination of the Proposed Lease Agreement or the Backstop Agreement (without the survival of [***] reimbursement obligations thereunder) shall have occurred.

If any Event of Default shall have occurred and be continuing, then, and in any such event, (A) if such event is an Event of Default specified in subclause (i) or (ii) of clause (f) above with respect to the Borrower, the Commitment of each Lender to make Loans shall automatically terminate, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically and immediately become due and payable, (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitment of each Lender to make Loans to be terminated, and declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (C) the Administrative Agent may exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law.

Section 7.2Application of Proceeds.  All payments on account of the Obligations after the exercise of remedies pursuant to Section 7.1, and all proceeds collected or received by the Administrative Agent upon any collection, sale, foreclosure or other realization upon any Collateral (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall be applied as follows:

FIRST, to the payment of all fees, costs, indemnities and expenses incurred by or owed to the Administrative Agent (in each of its capacities hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of all Obligations (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

In addition, in the event that the Administrative Agent receives any non-cash distribution upon any collection, sale, foreclosure or other realization upon any Collateral, such non-cash distribution shall be allocated in the manner described above, with the value of such non-cash distribution being reasonably determined by the Administrative Agent; provided that the Administrative Agent shall apply any cash distribution in accordance with this Section 7.2 prior to application of any such non-cash distribution.  The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

SECTION 8.	THE ADMINISTRATIVE AGENT
Section 8.1Appointment and Authority.
(a)Each of the Lenders hereby irrevocably appoints Morgan Stanley to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to enter into the Loan Documents to which it is party and take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 8.1 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower nor shall not have rights as a third party beneficiary of any of such provisions (except as provided in Section 8.6 below).
(b)The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as collateral agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all rights, privileges, protections, immunities and benefits given to the Administrative Agent, including, without limitation, its right to be indemnified, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.
Section 8.2Rights as a Lender.  If the Person serving as the Administrative Agent hereunder is a Lender hereunder, such Person shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.3Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent or any of its Affiliates, and each of the foregoing’s respective officers, partners, directors, employees or agents:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided; provided further that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law;
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its branches or Affiliates in any capacity;
(d)shall not be liable for any action taken or not taken by it or any of its Affiliates, and each of the foregoing’s respective officers, partners, directors, employees or agents (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until an actual notice describing such Default is given to an officer of the Administrative Agent with direct responsibility for the administration of this Agreement by the Borrower or a Lender;
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien (including the priority thereof) granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (vii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, (viii) providing, maintaining, monitoring or preserving insurance on or the payment of Taxes with respect to any of the Collateral or (ix) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent;
(f)shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as the Administrative Agent; and
(g)shall not be required to (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or powers, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or powers, except for such expense, indemnity or liability, if any, arising out of the Administrative Agent’s bad faith, gross negligence or willful misconduct in the performance of its duties hereunder or under any other Loan Document, as determined by a judgment of a court of competent jurisdiction.
(h)Each of the parties hereto acknowledges that the Administrative Agent, together with its affiliated companies (collectively, the “MS Group”), is a member of a global financial services firm engaged in the securities, investment management, credit services businesses and individual wealth management businesses involving, without limitation, the provision of securities underwriting, hedging, trading, brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services. As a result, members of the MS Group and their respective Related Parties may also at any time (i) invest on a principal basis or manage funds that invest on a principal basis, in the loans or debt or equity securities of the Borrower or any other company that may be involved in any of the transactions contemplated herein, or in any currency, commodity or instrument that may be involved in any of the transactions contemplated herein, or in any related derivative instrument, (ii) carry out ordinary course investment and wealth management or brokerage activities for the Borrower or any other company (or their respective Related Parties) that may be involved in any of the transactions contemplated herein, and (iii) perform various investment banking, commercial banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Borrower and its Related Parties. The parties hereto therefore acknowledge that (i) in the course of such activities and relationships, one or more members of the MS Group, other than the Administrative Agent performing its duties and responsibilities expressly set forth in this Agreement, may acquire information about the Borrower, its Related Parties or other entities and persons which may be the subject of any transaction contemplated hereunder, and (ii) any such members of the MS Group are acting in their respective capacities (including, without limitation, as investment manager, hedge counterparty, financial advisor or Lender), which are separate from and independent of the function and duties of the Administrative Agent. The Lenders party hereto further acknowledge that no other member of the MS Group (or the Administrative Agent to the extent it receives any such information from another member of the MS Group) shall have any obligation to disclose (or any liability for failing to disclose) such information, or the fact that any of them are in possession of such information, to any Lender or to use such information on behalf of any of them.

No requirement in any Loan Document for the Borrower to provide evidence, opinion, information, documentation or other material requested or required by the Administrative Agent shall be construed to mean that the Administrative Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material.  No Lender shall assert, and each Lender hereby waives, any claim against the Administrative Agent, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

Section 8.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any Lender), independent accountants and other experts, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.5Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent, and the Administrative Agent shall not be responsible for the misconduct or negligence of any such agent appointed with due care.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.
Section 8.6Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.1(a) or (f) is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 7.1(a) or (f) is continuing, appoint a successor Administrative Agent meeting the qualifications set forth above or may, at the expense of the Borrower, apply to a court of competent jurisdiction for the appointment of a successor administrative agent or for other appropriate relief; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security as a gratuitous bailee until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 8.7Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the

Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants to the Administrative Agent that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in the making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security. Each Lender also acknowledges and agrees that it will not assert any claim under federal or state securities law or otherwise in contravention of this Section 8.7.
Section 8.8[Reserved].
Section 8.9Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8 and 9.5) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.8 and 9.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 8.10Withholding Taxes.  To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within thirty (30) days after demand therefor, all Taxes and any reasonable expenses incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Tax was correctly or legally imposed or asserted.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement or any other Loan Document or from any other source against any amount due the Administrative Agent under this Section 8.10.  The agreements in this Section 8.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 8.11Return of Certain Payments.
(a)If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf)  (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution, payment that the Administrative Agent should or could have withheld, including any payment of expenses that the Administrative Agent has paid on behalf of one or more Lenders, or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective

Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such

Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.  For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)Subject to Section 9.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf).  In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of making a payment on the Obligations.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 8.12ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:
(i)none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)The Administrative Agent hereby informs the Lenders that such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.13Compliance with Applicable Anti-Terrorism and Money Laundering Regulations.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Administrative Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Administrative Agent.  Accordingly, each of the parties agree to provide to the Administrative Agent, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Administrative Agent to comply with Applicable AML Law.
SECTION 9.	MISCELLANEOUS
Section 9.1Amendments and Waivers.
(a)Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1.  The Required Lenders and the Borrower may, or (with the written consent of the Required Lenders) the Administrative Agent and the Borrower may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding or removing any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders or of the Credit Parties hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)forgive the principal amount of any Loan, extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest, fee or premium payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the time for payment of any interest, fees or premium or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly and adversely affected thereby; provided that waivers or modifications of conditions precedent, covenants, mandatory prepayments or of a mandatory reduction in any Commitments shall not be subject to this clause (i);
(ii)amend, modify or waive any provision of this Section 9.1, without the consent of each Lender, or, except as contemplated by the last paragraph of this Section 9.1, reduce any percentage specified in the definition of Required Lenders or reduce the consent required under any provision pursuant to which the consent of Required Lenders is necessary, in each case without the consent of each Lender directly affected thereby;
(iii)consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of each Lender;
(iv)amend, modify or waive any provision of Section 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent, without the consent of the Administrative Agent;
(v)amend, modify or waive any provision of Sections 2.14 or 7.2 without the consent of each Lender directly affected thereby;
(vi)release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender, except (A) to the extent the release of such Collateral is permitted pursuant to Section 9.24 or the Security Documents (in which case such release may be made without the consent of any Lender) or (B) upon satisfaction of the Termination Conditions;
(vii)amend, modify or waive any provision of this Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Loan Documents in each case in a manner adverse to any Lender with Obligations then outstanding without the written consent of any such Lender; or
(viii)amend, modify or waive any provision of Section 2.3, Section 5.10, Section 5.13 or Section 6.13 without the consent of each Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative

Agent and all future holders of the Loans.  In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile or email transmission shall be effective as delivery of a manually executed counterpart thereof.

(b)Notwithstanding the foregoing:
(i)This Agreement may be amended to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.20 in accordance with Section 2.20.
(ii)any amendment or modification that extends the date required for the payment of principal of any Loan or the termination date for any Commitment (which amendment or modification may but shall not be required to include increasing or decreasing the Applicable Margin or fees for any Lender that agrees to such extension for its Loans or Commitments) shall require only the consents of the Borrower, such consenting Lender and the Administrative Agent.  No such extension shall apply to any Loan or Commitment of any Lender other than any such consenting Lender;
(iii)the Security Documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent and the Borrower only and without the need to obtain the consent of any Lender if such amendment or waiver is delivered solely to the extent necessary to (A) comply with local Law or advice of local counsel, (B) cause such Security Document or related document to be consistent with this Agreement and the other Loan Documents or (C) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties;
(iv)the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent);
(v)no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any

Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; and
(vi)any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
Section 9.2Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, , addressed (a) in the case of the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, at its primary address set forth below its name on Appendix A or otherwise indicated to Administrative Agent in writing or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:
The Borrower:	Riot Platforms, Inc. [***]Attn: Chief Legal Officer Email:[***]; [***]; [***]
with a copy to (which shall not constitute notice):	Latham & Watkins LLP [***] Attention: [***] Email: [***]
The Administrative Agent:	Morgan Stanley Senior Funding, Inc. [***] Attention: [***] Telephone: [***] E-mail: [***]
with a copy to (which shall not constitute notice):	Cahill Gordon & Reindel LLP [***] Attention: [***] Email: [***]

provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender; provided further that unless approved by the Administrative Agent, all Funding Notices pursuant hereto shall be in writing and shall be delivered or furnished by electronic communication pursuant to procedures approved by the

Administrative Agent.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

The Borrower and each Lender hereby acknowledge that the Administrative Agent will make information available to the Lenders by posting the information on a Platform.  Each Lender hereunder agrees that any document or notice posted on the Platform by the Administrative Agent shall be deemed to have been delivered to the Lenders.  The Borrower and the Lenders further agree that, to the extent reasonably practicable, any document delivered to the Administrative Agent for purposes of compliance with any provision of this Agreement or for dissemination to any other party hereto shall be delivered to the Administrative Agent in electronic form capable of being posted to the Platform.

Each of the Borrower and the Lenders understands that the distribution of materials and other communications through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the bad faith, willful misconduct or gross negligence of the Administrative Agent, as determined by a final non-appealable judgment of a court of competent jurisdiction.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (“BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of materials and/or information provided by or on behalf of the Borrower hereunder through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 9.3No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 9.4Survival of Representations and Warranties.  All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
Section 9.5Payment of Expenses; Indemnification.
(a)The Borrower agrees (i) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of a single law firm as counsel to the Administrative Agent and one local counsel to the Administrative Agent in any relevant jurisdiction, and the charges of any Platform, (ii) to pay or reimburse each Lender and the Administrative Agent for all their reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including all costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws, the reasonable and documented fees and disbursements of a single law firm as counsel to the Lenders and the Administrative Agent, taken as a whole, and one local counsel to the Lenders and the Administrative Agent, taken as a whole, in any relevant material jurisdiction (or, with respect to enforcement, any relevant jurisdiction) and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction, and (iii) to pay, indemnify or reimburse each Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) any Loan or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its

Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or the Borrower’s affiliates, creditors or securityholders, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Indemnitees or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee against another Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent.  Without limiting the foregoing, and to the extent permitted by applicable Law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee other than those that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct.  All amounts due under this Section 9.5 shall be payable not later than 30 days after written demand therefor.  Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent.  The agreements in this Section 9.5 shall survive the resignation or removal of the Administrative Agent or the termination of the Loan Documents or the Commitments and the repayment of the Loans and all other amounts payable hereunder.
(b)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay or indemnify any amount required under subsection (a) of this Section 9.5 to be paid by it to the Administrative Agent in any of its capacities including as collateral agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The agreements in this Section 9.5(b) shall survive the termination of this Agreement and the Loan Documents and the resignation or removal of the Administrative Agent.
(c)Waiver of Consequential Damages.  To the fullest extent permitted by applicable law, each party hereto and each Indemnitee shall not assert, and each party hereto and each Indemnitee hereby waives, any claim against any other party hereto or any Indemnitee and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan

Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan, or the use of the proceeds thereof; provided that this sentence shall not limit the Borrower’s indemnity obligations under clause (a) above with respect to third party claims.
Section 9.6Successors and Assigns; Participations and Assignments.
(a)This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.
(b)Any Lender may, without the consent of the Borrower, in accordance with applicable Law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that no Lender shall be permitted to sell any such participating interest to (i) the Borrower, any of its Affiliates or any of their respective associated investment funds, (ii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), (iii) any Defaulting Lender (or Person who would be a Defaulting Lender if it were a Lender) or (iv) any Disqualified Lender.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders or all Affected Lenders pursuant to Section 9.1(a)(i).  The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 2.14 as fully as if such Participant were a Lender hereunder.  The Borrower also agrees that each Participant shall be entitled through the Lender granting the participation to the benefits of Sections 2.16 or 2.17 (subject to the requirements and limitations of such Sections, Sections 2.18 and 2.19, including the requirements of Section 2.17(f) through (i) (it being agreed that any required forms shall be provided solely to the participating Lender)) with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except (1) to the extent that entitlement to a greater amount results from a Change in Law that occurs after such Participant acquires the applicable participation or (2) if such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5 of the proposed United States Treasury Regulations.
(c)Any Lender (an “Assignor”) may, in accordance with applicable Law and with the written consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default under Section 7.1(a) or (f) has occurred and is continuing, the Borrower (which shall not be unreasonably withheld or delayed), at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof, or to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that assignments made to any Lender, an affiliate of a Lender or a Related Fund will not be subject to the above described consents; provided, further, that no assignment to an Assignee (other than any Lender or any affiliate thereof) of Loans shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender’s interests in the Term Loan Facility under this Agreement) and, after giving effect thereto, the assigning Lender (if it shall retain any Loan) shall have a Loan of at least $1,000,000 unless otherwise agreed by the Administrative Agent and the Borrower; provided, however, no Lender shall be permitted to assign all or any part of its rights and obligations under this Agreement to (i) the Borrower or any of its Subsidiaries, (ii) any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person), (iii) any Defaulting Lender (or Person who would be a Defaulting Lender if it were a Lender) or (iv) any Disqualified Lender.  Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent of the interest assigned in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.16, 2.17 and 9.5 in respect of the period prior to such effective date).  For purposes of the minimum assignment amounts set forth in this clause (c), multiple assignments by two or more Related Funds shall be aggregated.
(d)Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (provided, however, that (i) Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) no such fee shall be required to be paid in the case of an Assignee which is already a Lender or any affiliate, Related Fund or Control Investment Affiliate thereof), the Administrative Agent shall (1) promptly accept such Assignment and Acceptance and (2) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.  On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the assignee Lender (in exchange for the applicable Notes of the assigning Lender) a new Note to such Assignee in an amount equal to the Loan assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Loan, upon request, a new Note to the Assignor in an amount equal to the Loan retained by it hereunder.  Such new Note or Notes shall be in the form of the Note or Notes replaced thereby.
(e)For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable Law.
(f)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  Each party hereto also agrees that each SPC shall be entitled to the benefits of Sections 2.16 or 2.17 (subject to the requirements and limitations of such Sections, Sections 2.18 and 2.19, including the requirements of Section 2.17(f) through (i) (it being agreed that any required forms shall be provided solely to the Granting Lender)) with respect to its granted interest in the Commitments and the Loans outstanding from time to time as if such SPC were a Lender; provided that no SPC shall be entitled to receive any greater amount pursuant to any such Section than the Granting Lender would have been entitled to receive in respect of the amount of the interest granted by such Granting Lender to such SPC had no such grant occurred, except (1) to the extent that entitlement to a greater amount results from a Change in Law that occurs after such interest was granted or (2) if such transfer was made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).  In addition, notwithstanding anything to the contrary in this Section 9.6(f), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower or its Affiliates may be disclosed only with the Borrower’s consent which will not be unreasonably withheld.  This Section 9.6(f) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment. To the extent an SPC provides a Loan, the applicable Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each SPC and the principal and interest amounts of each SPC’s interest in the Loans held by it. The entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary.
(g)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 9.7Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuation of any Event of Default, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than third party funds), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application; provided further that, if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.2 and 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Section 9.8Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement, the other Loan Documents and any amendments, waivers, notices, instruction or other communications, by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  For the avoidance of doubt, the words “execution,” “signed,” “signature,” and words of like import in this Agreement, any other Loan Document or any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.9Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.10Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 9.11GOVERNING LAW.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS

AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.12Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:
(a)submits for itself and its Property in any legal action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the County of New York, Borough of Manhattan, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 or at such other address of which the Administrative Agent (or in the case of the Administrative Agent, the other parties hereto) shall have been notified pursuant thereto;
(d)agrees that the Administrative Agent and the Lenders retain the right to bring proceedings against the Borrower in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment;
(e)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and
(f)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.
Section 9.13Acknowledgments.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) the Administrative Agent has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to the Borrower or any of its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.14Confidentiality.  Each of the Administrative Agent and the Lenders agrees to keep confidential all information related to the Credit Parties provided to it by or on behalf of any Credit Party pursuant to this Agreement or any other Loan Document (“Information”); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) to any Participant or assignee (each, a “Transferee”) or prospective Transferee, in each case, that agrees to comply with the provisions of this Section 9.14 or substantially equivalent provisions, (c) to any of its or its affiliates’ officers, employees, directors, agents, attorneys, accountants and other professional advisors and customary service providers to the lending industry and to the Administrative Agent or any Lender in connection with the administration of this Agreement, any other Loan Document and Commitments (provided that such information disclosed to such service providers shall be limited to the terms or existence of the financing hereunder and the activities of the Administrative Agent and the Lenders, but shall not include confidential business information relating to the Borrower of any of its affiliates), it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party shall be responsible for its recipients’ compliance with this Section 9.14, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or hedge agreements with a Credit Party or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section or substantially equivalent provisions), (e) upon the request or demand of any Governmental Authority having jurisdiction over it or other regulatory, self-regulatory or supervisory authority having proper jurisdiction (provided that the disclosing party, except with respect to any audit or examination conducted by bank accountants or any regulatory authority, including any self-regulatory authority, exercising examination or regulatory authority, shall, to the extent practicable and permitted by law notify the Borrower promptly thereof), (f) to the extent required in response to any order of any court or other Governmental Authority or to the extent otherwise required pursuant to any Requirement of Law (provided that the disclosing party, except with respect to any audit or examination conducted by bank accountants or any regulatory authority, including any self-regulatory authority, exercising examination or regulatory authority, shall, to the extent practicable and permitted by law notify the Borrower promptly thereof), (g) in connection with any litigation or similar proceeding (provided that the disclosing party, except with respect to any audit or examination conducted by bank accountants or any regulatory authority, including any self-regulatory authority, exercising examination or regulatory authority, shall, to the extent practicable and permitted by law notify the Borrower promptly thereof), (h) that has been publicly disclosed other than in breach of this Section 9.14, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (j) to any other party hereto, (k) with the consent of the Borrower, (l) to establish a “due diligence” defense or (m) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, in the event a Lender receives a summons or subpoena to disclose confidential information to any party, such Lender shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and to afford the Borrower an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Borrower may deem reasonable.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information with respect thereto to market data collectors, such as league table, or other similar service providers to the lending industry.  For the avoidance of doubt, nothing in this Section 9.14 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.14 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 9.15Accounting Changes.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, and either the Borrower or the Required Lenders shall so request (or if the Administrative Agent notifies the Borrower that the Required Lenders so request), then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made.  Until such time as such an amendment shall have been executed and delivered in accordance with Section 9.1, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the FASB, GAAP, any other generally accepted accounting authority which provides regulation standard or, if applicable, the SEC.
Section 9.16WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.17Conversion of Currencies.
(a)If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
Section 9.18USA PATRIOT ACT.  Each Lender that is subject to the PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
Section 9.19Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 9.20Termination of Credit Agreement.
(a)Each of the Lenders agrees that, on the date that the Termination Conditions are satisfied, the Liens granted to the Administrative Agent under the Security Documents will be automatically released, and the Lenders authorize the Administrative Agent to execute such documentation as may be reasonably requested by the Borrower to evidence such release; provided that the foregoing shall be at the Borrower’s expense and in form and substance reasonably satisfactory to the Administrative Agent.
(b)The Administrative Agent and the Lenders hereby agree that, upon the satisfaction of the Termination Conditions, this Agreement and the other Loan Documents and the obligations of the Credit Parties hereunder and thereunder shall be terminated, released, discharged and satisfied in full (other than any obligation set forth in this Agreement or any other Loan Document that, pursuant to its express terms, survives termination of this Agreement or such other Loan Document), and the Administrative Agent agrees to execute such documentation as may be reasonably requested by the Borrower to evidence such termination, release, discharge and satisfaction; provided that the foregoing shall be at the Borrower’s expense and in form and substance reasonably satisfactory to the Administrative Agent.
Section 9.21Time.  Time is of the essence in all respects hereof.
Section 9.22Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(ii)a reduction in full or in part or cancellation of any such liability;
(iii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iv)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.23Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
Section 9.24Scope of Liability.  There shall be no recourse against any direct or indirect parent of the Borrower or any of their respective Affiliates (except, with respect to the Credit Parties, to the extent of its liabilities under the Loan Documents to which it is a party) or the stockholders or other owners, officers, directors or employees of any of them (each, a “Non-Recourse Party”), for any liability to Administrative Agent or the Lenders arising in connection with any breach or default under this Agreement or other Loan Document and the Administrative Agent and Lenders shall look solely to the Credit Parties and the Collateral and the rents, issues, profits, proceeds and products of the Collateral in enforcing rights and obligations under and in connection with the Loan Documents (but not to any Non-Recourse Party); provided that the foregoing provision of this Section 9.24 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Loan Document and the same shall continue  until fully paid, discharged, observed or performed, (b) constitute a waiver, release or discharge of any Lien or security interest purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral), (c) limit or restrict the right of any Agent or any other Secured Party (or any assignee, beneficiary or successor to any of them) to name the Credit Parties or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Loan Document to which such Person is a party, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party or (d) in any way limit or restrict any right or remedy of any Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Party shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of revenues, profits or proceeds from or of any Collateral that should or would have been paid as provided herein or paid or delivered to any Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any Loan Document.  Notwithstanding anything to the contrary set forth herein, the Administrative Agent and the Lenders agree that, prior to exercising any other remedies against the Credit Parties under the Loan Documents, they shall first pursue their remedies against the Collateral and the rents, issues, profits, proceeds and products of the Collateral, to the extent such remedies are available under the applicable Loan Documents and applicable Law.
Section 9.25Releases of Collateral.  Each of the Lenders irrevocably authorizes the Administrative Agent to be the agent for the Lenders with respect to the Collateral and the Security Documents, and the Administrative Agent agrees that:
(a)The Administrative Agent’s Lien on any property granted to or held by the Administrative Agent under any Security Document shall be automatically and fully released (i) upon satisfaction of the Termination Conditions, (ii) at the time the Property subject to such Lien is sold to a Person that is not a Credit Party as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) to the extent (and only for so long as) such property constitutes an “Excluded Asset” (as defined in the Pledge and Security Agreement) or (iv) if approved, authorized or ratified in writing in accordance with Section 9.1.
(b)It will promptly execute, authorize or file such documentation as may be prepared by and reasonably requested by the Borrower to release, or evidence the release of (in registrable form, if applicable), its Liens with respect to any Collateral as set forth in this Section 9.24; provided that the foregoing shall be at the Borrower’s expense and in form and substance reasonably satisfactory to the Administrative Agent.
Section 9.26Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.  To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal

Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender or other Person.  Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RIOT DC LOGISTICS, LLC,
as the Borrower

By:/s/ Jason Chung
Name: Jason Chung
Title: Chief Financial Officer

[Signature Page to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:/s/ Jennifer DeFazio
Name: Jennifer DeFazio
Title: Authorized Signatory

[Signature Page to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:/s/ Craig Molson
Name: Craig Molson
Title: Authorized Signatory

[Signature Page to Credit Agreement]

SCHEDULE 1.1

Commitments

Lender	Lender Commitments
Morgan Stanley Senior Funding, Inc.	$573,000,000.00
Total	$573,000,000.00

SCHEDULE 1.3

Project

1.	A 191 critical IT MW data center campus to be developed on a portion of a property consisting of approximately 199.990 acres in Milam County, Texas.

SCHEDULE 1.4

Project Accounts

Credit Party	Account Name	Depository Institution	Account Number
Riot DC Logistics, LLC	Interest Reserve Account	Morgan Stanley	[***]
Riot DC Logistics, LLC	Backstop Collection Account (the “Backstop Collection Account”)	Morgan Stanley	[***]

SCHEDULE 1.5

Material Project Contracts

None.

SCHEDULE 6.1

Indebtedness

1.	Indebtedness incurred pursuant to that certain Uncommitted Intercompany Term Demand Promissory Note, dated as of June 1, 2025, by and among the Borrower and Riot Platforms, Inc., as the lender in the principal amount of $8,500,000.00, or any amendment, restatement, supplement, increase or replacement thereof, in a maximum outstanding principal amount not to exceed $300,000,000.00 (the “Intercompany Note”); provided that any Indebtedness outstanding pursuant to the Intercompany Note in an amount in excess of $8,500,000.00 shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.

EXHIBIT A TO
CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, without limitation, any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:	[and is a Related Fund] Market Entity Identifier (if any):
3.	Borrower:	RIOT DC LOGISTICS, LLC, a Delaware limited liability company
4.	Administrative Agent:	MORGAN STANLEY SENIOR FUNDING, INC.

Exhibit A-1

5.	Credit Agreement

The Credit Agreement, dated as of August 10, 2026, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

6.Assigned Interest[s]:

Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[1]
$	$	%
$	$	%
$	$	%

Effective Date:                     , 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]
Notices: Attention: Fax:	Notices: Attention: Fax:
with a copy to: Attention: Fax:	with a copy to: Attention: Fax:
Wire Instructions:	Wire Instructions:

1 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

Exhibit A-2

[Remainder of page intentionally left blank]

Exhibit A-3

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,
  as Administrative Agent

By:
Title:

[Consented to:

RIOT DC LOGISTICS, LLC,
  as Borrower

By:
Title:

]2

2 To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

Exhibit A-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein, collectively, the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower or any other Person of any of their respective obligations under any Credit Document.

1.2Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6 of the Credit Agreement, (iii) it is not a Disqualified Institution, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vii) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (viii) attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.Payments.  All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

Exhibit A-5

2.1From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

Exhibit A-6

EXHIBIT B TO
CREDIT AGREEMENT

[FORM OF]

NOTE

$[1][___,___,___][2]

[mm/dd/yy]New York, New York

FOR VALUE RECEIVED, RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of the lesser of (a) [  ] DOLLARS ($ [__,__,__]) and (b) the unpaid principal amount of all Loans made by Payee to the Borrower under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of August 10, 2026 (as it may be amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the respective meanings set forth for such terms in the Credit Agreement), by and among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

This Note is one of the “Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment and Acceptance effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrower, the Administrative Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment

1 Lender’s Loan amount

2 Closing Date (or, if written notice of Lender’s request for Note is delivered after the Closing Date, a date that is promptly after the Borrower’s receipt of such notice)

Exhibit B-1

made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

The obligations of the Borrower to pay the principal of and interest on this Note at the place, at the respective times, and in the currency in the Credit Agreement or herein, as applicable, are absolute and unconditional.

The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

Exhibit B-2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

RIOT DC LOGISTICS, LLC

By: Name:  Title:

Exhibit B-3

EXHIBIT C TO
CREDIT AGREEMENT

[FORM OF]

FUNDING NOTICE

[__], 20____

Reference is made to that certain Credit Agreement, dated as of August 10, 2026 (as it may be amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used and not otherwise defined shall have the respective meanings set forth for such terms in the Credit Agreement), by and among RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower desires that Lenders make the following Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy]1 (the “Credit Date”):

Loans:$[___,___,___]
Type of Loans: [Base Rate][SOFR] Loans
[Interest Period: ][2]

The proceeds of the Loans on the Credit Date will be funded by the Lenders providing such Loans and as directed by the Administrative Agent as specified by the Funds Flow Memorandum relating to such Loans.

[Remainder of page intentionally left blank]

1 To be delivered to the Administrative Agent no later than 12:00 p.m. three (3) Business Days prior to the applicable Credit Date.

2 Include for SOFR Loans only.

Exhibit C-1

RIOT DC LOGISTICS, LLC, as Borrower

By: Name:  Title:

Exhibit C-2

EXHIBIT D-1 TO
CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 10, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:   ____________________________

Name:

Exhibit D-1-1

Title:

Date: ___________, 20[ ]

Exhibit C-2

EXHIBIT D-2 TO
CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 10, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:   ____________________________

Name:

Title:

Date: ___________, 20[ ]

Exhibit D-2-1

EXHIBIT D-3 TO
CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 10, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its direct and indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners:  an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit D-3-1

[NAME OF PARTICIPANT]

By:   ____________________________

Name:

Title:

Date: ___________, 20[ ]

Exhibit D-3-2

EXHIBIT D-4 TO
CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 10, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption on its own behalf is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished the Borrower and the Administrative Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its direct and indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners:  an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Exhibit D-4-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:   ____________________________

Name:

Title:

Exhibit D-4-2

EXHIBIT E TO
CREDIT AGREEMENT

BACKSTOP AGREEMENT

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

EXHIBIT F TO
CREDIT AGREEMENT

[FORM OF]

CONVERSION/CONTINUATION NOTICE

[__], 20____

Reference is made to that certain Credit Agreement, dated as of August 10, 2026 (as it may be amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the respective meanings set forth for such terms in the Credit Agreement), by and among RIOT DC LOGISTICS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as the Lenders, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

Pursuant to Section 2.9 of the Credit Agreement, the Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]1:

$[___,___,___]	SOFR Loans

[Interest Period: ]2

$[___,___,___]	Base Rate Loans
$[___,___,___]	SOFR Loans to be converted to Base Rate Loans

[Remainder of page intentionally left blank]

1 To be delivered to the Administrative Agent no later than 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan).

2 Include for SOFR Loans only.

Exhibit F-1

RIOT DC LOGISTICS, LLC, as Borrower

By: Name:  Title:

Exhibit F-2